Exhibit 1

Westpac
Pillar 3 Report
March 2009

Incorporating the requirements of
Australian Prudential Standard APS 330

CONTENTS	Pillar 3 Report March 2009

1.	INTRODUCTION		1
2.	RISK APPETITE AND RISK TYPES		2
3.	CONTROLLING AND MANAGING RISK		3
4.	GROUP STRUCTURE AND CAPITAL OVERVIEW		5
	Table 1	Scope of application	5
	Table 2	Capital structure	7
	Table 3	Capital adequacy	9
5.	CREDIT RISK		11
	Table 4	Credit risk - general disclosures	11
	Table 5	Credit risk – disclosures for portfolios subject to the Standardised approach and supervisory risk-weights in the IRB approaches	27
	Table 6	Credit risk – disclosures for portfolios subject to IRB approaches	29
	Table 7	Credit risk mitigation disclosures	37
	Table 8	General disclosure for exposures related to counterparty credit risk	40
6.	SECURITISATION		41
	Table 9	Securitisation disclosures	41
7.	MARKET RISK		50
	Table 10	Market risk – disclosure for ADIs using the Standardised approach	50
	Table 11	Market risk – disclosure for ADIs using the internal models approach for trading portfolios	50
8.	OPERATIONAL RISK		54
	Table 12	Operational risk	54
9.	EQUITIES		56
	Table 13	Equities – disclosures for banking book positions	56
10.	INTEREST RATE RISK IN THE BANKING BOOK		58
	Table 14	Interest rate risk in the banking book	58
11.	LIQUIDITY RISK		60
	Minimum liquid asset holdings		60
APPENDIX 1 – Group entities			61
APPENDIX 2 – Capital structure			64
GLOSSARY			68
Disclosure regarding forward-looking statements			71

In this report:

•           References to ‘Westpac’ and ‘Group’ mean Westpac Banking Corporation ABN 33 007 457 141 and its subsidiaries unless they clearly mean just Westpac Banking Corporation or the context indicates otherwise; and

•           References to ‘St.George Bank’ and ‘St.George’ mean St.George Bank Limited ABN 92 055 513 070 and its subsidiaries unless they clearly mean just St.George Bank Limited.

•           References to information available on our website or any other website is solely for the convenience of the reader and none of the information contained or accessible through our website or any other website is incorporated by reference in this report.

INTRODUCTION	Pillar 3 Report March 2009

Westpac has been accredited by the Australian Prudential Regulation Authority (APRA) and Reserve Bank of New Zealand (RBNZ) to apply the most advanced models permitted by the new global capital adequacy regime, commonly known as Basel II, to the measurement of its regulatory capital requirements. Westpac uses the Advanced Internal Ratings-Based approach (Advanced IRB) for credit risk and the Advanced Measurement Approach (AMA) for operational risk.

In accordance with the Australian Prudential Standard APS 330 Capital Adequacy: Public Disclosure of Prudential Information, financial institutions that have received this accreditation, such as Westpac, are required to disclose prudential information about their risk management practices on a semi-annual basis. A subset of this information must be disclosed quarterly.

St.George Bank

St.George Bank has been accredited by APRA to apply the Standardised approach(1) to the measurement of its regulatory capital requirements for credit and operational risk. Accordingly, for the purposes of this report, St.George credit exposures are classified according to whether they arise from the lending (Standardised – St.George) or securitisation (Securitisation – St.George) businesses of St.George. St.George’s market risk and equity risk regulatory capital are measured on the same basis as the rest of the Group and there is no requirement to hold regulatory capital for St.George’s Interest Rate Risk in the Banking Book.

The Structure of Westpac’s Pillar 3 Report as at 31 March 2009

This report describes the Group’s risk management practices and displays the prudential assessment of the Group’s risk exposures. The tables in each chapter use the numbering system in APS 330 to facilitate comparability.

Specifically:

•	Chapter 2 defines the risks that Westpac manages;

•	Chapter 3 outlines the responsibilities of the Board of Directors of Westpac and executive risk management committees;

•

Chapter 4 explains the regulatory definition of the Level 2 Westpac Group to which all disclosures in subsequent chapters relate. The chapter includes a description of Westpac’s capital management strategy and presents the capital adequacy ratios for the Westpac Group, Westpac Bank, St.George Bank and Westpac New Zealand Limited. Chapter 4 includes APS 330 tables 1 to 3;

•	Chapter 5 describes Westpac’s approach to managing credit risk and tabulates Westpac’s credit risk exposures. Chapter 5 includes APS 330 tables 4 to 8;

•	Chapter 6 describes how Westpac participates in the securitisation market and includes APS 330 table 9;

•	Chapter 7 describes Westpac’s approach to market risk management and includes APS 330 tables 10 and 11;

•	Chapter 8 describes Westpac’s operational risk management framework and describes the structure of the Group’s operational risk capital model. The chapter includes APS 330 table 12;

•	Chapter 9 describes the equity positions held in the Level 2 Westpac Group(2). The chapter also includes APS 330 table 13;

•	Chapter 10 describes Westpac’s approach to managing the structural interest rate risk incurred in its banking book. The chapter includes APS 330 table 14; and

•	Chapter 11 describes Westpac’s approach to managing liquidity risk.

(1)	The Standardised approach applies regulator-determined risk-weights to asset classes (credit risk) and business income (operational risk).
(2)	Westpac also takes equity risk in its Wealth Management subsidiaries. These subsidiaries are outside the scope of the Level 2 Westpac Group and the risk is therefore not described in this report.

2.	RISK APPETITE AND RISK TYPES	Pillar 3 Report March 2009

Westpac’s vision is to become the leading integrated financial services company in Australia and New Zealand. Effective risk management is key to achieving this goal. Protecting Westpac from unacceptable loss, or other damage, and meeting compliance obligations, are all critical elements of effective risk management.

Westpac’s appetite for risk is influenced by a range of factors, including whether a risk is considered consistent with its strategy (core risk) and whether an appropriate return can be achieved from taking that risk. Westpac has a lower appetite for risks that are not part of its core strategy. Westpac seeks to achieve an appropriate return on risk and prices its products accordingly.

Westpac’s risk appetite is set by the Board. The risk appetite cannot be defined by a single figure. It has many dimensions and is an amalgam of top–down requirements (including Westpac’s preferred debt rating and regulatory requirements) and bottom–up aggregates (such as risk concentrations and limits). Westpac uses a capital model as the basis of risk measurement, calibrated to its target debt rating.

Westpac distinguishes between different types of risk, and takes an integrated approach toward managing them. These risks are:

Key risks	•	Credit risk – the risk of financial loss where a customer or counterparty fails to meet their financial obligations.

•

Market risk – the risk to earnings from changes in market factors, such as foreign exchange rates, interest rates, commodity prices and equity prices. This includes interest rate risk in the banking book – the risk to interest income from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities.

•

Operational risk – the risk that arises from inadequate or failed internal processes, people and systems or from external events. This includes compliance risk - the risk of legal or regulatory sanction, financial or reputation loss arising from our failure to apply the regulatory standards expected of us as a financial services group.

	•	Liquidity risk - the risk that the bank will be unable to fund increases in assets and meet obligations as they come due, without incurring unacceptable losses.

Other risks	•	Equity risk – the potential for financial loss arising from movements in the value of our direct and indirect equity investments.

	•	Insurance risk – the risk of not being able to meet insurance claims (related to insurance subsidiaries).

	•	Model risk – the risk of financial, reputation or operational losses arising because of a model.

•

Reputation risk – the risk to earnings or capital arising from negative public opinion resulting from the loss of reputation or public trust and standing. This risk encompasses social, ethical and environmental risks arising out of areas such as people management, climate change governance, and supply chain management.

	•	Business risk – the risk associated with the vulnerability of a line of business to changes in the business environment.

	•	Contagion risk – the risk that problems arising in other Westpac Group members compromise the financial and operational position of the authorised deposit-taking institutions in the Westpac Group.

3.	CONTROLLING AND MANAGING RISK	Pillar 3 Report March 2009

Westpac approaches risk management by identifying, assessing and managing the risks that affect its business in accordance with a set of core risk management values.

Risk management roles and responsibilities

The Board is responsible for reviewing and approving our overall risk management strategy, including determining our appetite for risk. The Board has delegated the responsibility for setting risk appetite, approving frameworks, policies and processes for managing risk, and determining whether to accept risks beyond management’s approval discretion, to the Board Risk Management Committee (BRMC).

Westpac’s risk management governance structure is set out in the table below:

Board

Reviews and approves our overall risk management strategy, including our appetite for risk.

Board risk management committee

The Board has delegated responsibility to the Board Risk Management Committee to set risk appetite, approve frameworks, policies and processes for managing risk, and determine whether to accept risks beyond the approval discretion provided to management.

In addition, the Board Risk Management Committee:

•             monitors the risk profile, performance, capital levels, exposures against limits, and management and control of our risks;

•             monitors changes anticipated in the economic and business environment and other factors relevant to our risk profile;

•             oversees the development and ongoing review of appropriate policies that support our frameworks for managing risk; and

•             reviews significant issues that may be raised by internal audit as well as the length of time and action taken to resolve such issues.

Board committees with a risk focus

Board Audit Committee

Oversees the integrity of financial statements and financial reporting systems.

Board Sustainability Committee

Oversees environmental, social, governance and ethical performance and issues.

Board Technology Committee

Oversees the information technology strategy and policies.

3.	CONTROLLING AND MANAGING RISK	Pillar 3 Report March 2009

Executive risk committees

Executive management committee focused on market dislocation

•	Proactively tracks and responds to emerging trends; and

•	Maintains intensity of effort on risk management in the current environment.

Westpac Group Risk–Reward Committee

•	Sets and leads the risk optimisation agenda for Westpac;

•	Recommends to the Board Risk Management Committee the appropriate risk–reward positioning and integrates decisions on overall capital levels and earnings profile;

•	Initiates and oversees strategies to align Westpac’s risk–reward profile with boundaries for risk appetite and earnings volatility within parameters set by the Board;

•	Oversees the risk governance framework, including the performance, role and membership of the executive risk committees; and

•	Approves any changes to Westpac’s measures of risk-adjusted performance and monitors their use.

Westpac Group Credit Risk Committee (CREDCO)		Westpac Group Market Risk Committee (MARCO)		Westpac Group Operational Risk & Compliance Committee (OPCO)

•	Seeks to optimise credit risk–reward;	•	Seeks to optimise market & liquidity risk–reward;	•	Seeks to optimise operational risk–reward;

•	Oversees portfolio performance;	•	Oversees portfolio performance;	•	Oversees the governance of operational risk and compliance, including the framework and policies; and

•	Oversees the establishment and review of limits and authority levels within Board–approved parameters; and	•	Determines limits within Board–approved parameters; and	•	Oversees the operational and reputation risk profile.

•	Monitors adherence to Board–approved limits.	•	Monitors adherence to Board–approved limits.

Group-level risk management

Group Risk

•	Develops the group-level risk management frameworks for approval by the Board Risk Management Committee;

•	Directs the review and development of key policies related to the risk management frameworks;

•	Establishes risk concentration limits and monitors risk concentrations; and

•	Monitors compliance and regulatory obligations and emerging risk issues.

Independent internal review

Group Assurance

Reviews the adequacy and effectiveness of management controls for risk.

4.	GROUP STRUCTURE AND CAPITAL OVERVIEW	Pillar 3 Report March 2009

Table 1       Scope of application

Applicable entity for prudential information disclosure purposes

Westpac seeks to ensure that it is adequately capitalised at all times on both a stand-alone and Group basis. APRA adopts a tiered approach to measuring Westpac’s capital adequacy by assessing the financial strength at three levels (defined below). The Westpac Group is prescribed by APRA as a Level 3 entity.

Level 1: An Extended Licensed Entity (ELE) comprises each authorised deposit-taking institution within the Group and any subsidiaries of those institutions that have been approved by APRA as being part of a single ‘stand-alone’ entity.

As at 31 March 2009 there are two Level 1 ELEs in the combined Westpac Group: Westpac’s Australian banking business; and St.George Bank.

Level 2: The consolidated banking group, comprising all ELEs and all subsidiaries unless specifically excluded by regulations. Wealth management subsidiaries are outside the Level 2 Westpac Group.

There are two Level 2 entities in the Westpac Group. The St.George Banking Group is a Level 2 entity in its own right, which also forms part of the Level 2 Westpac Banking Group.

Level 3: The conglomerate group at the widest level.

Basis of consolidation

Accounting

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries (including special purpose entities) controlled by Westpac. Westpac and its subsidiaries are referred to collectively as the ‘Group’. The effects of all transactions between entities in the Group are eliminated. Control exists when the parent entity has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable or convertible are taken into account.

Subsidiaries are fully consolidated from the date on which control commences and they are no longer consolidated from the date that control ceases.

Regulatory

The regulatory basis of consolidation is slightly different to accounting consolidation and follows the following three principles:

(i)     Entities that are fully consolidated;

Consolidation at Level 2 covers the global operations of Westpac and its subsidiary entities, as well as any other controlled banking, securities and other financial entities, except for those entities involved in the business activities stated in (ii) and (iii) below.

4.	GROUP STRUCTURE AND CAPITAL OVERVIEW	Pillar 3 Report March 2009

(ii)    Entities that are given a deduction treatment;

Group entities are excluded from Level 2 consolidation if involved in the following business activities:

•    insurance business (including friendly societies and health funds);

•    acting as manager, responsible entity, approved trustee, trustee or similar role in relation to funds management or the securitisation of assets; or

•    non—financial (commercial) operations.

(iii)   Entities that are neither consolidated nor deducted.

For regulatory reporting purposes all assets, liabilities, revenues and expenses of special purpose vehicles (SPV) to which assets have been transferred in accordance with APS 120 Securitisation clean sale requirements are excluded from Westpac’s regulatory reported amounts, regardless of whether the SPV or its assets are consolidated for accounting purposes.

See Appendix 1 for a listing of relevant Group entities and their respective classifications for accounting and regulatory consolidation purposes.

Disclosures in this report apply to the Level 2 entity referred to as the Westpac Banking Group.

Restrictions, or other major impediments, on transfer of funds or regulatory capital within the Group

External restrictions

Minimum capital (‘thin capitalisation’) rules

Tax legislation in most jurisdictions in which the Group operates (including Australia, New Zealand and the United Kingdom) prescribes minimum levels of capital that must be retained in that jurisdiction. Capital for these purposes includes both contributed capital and non—distributed retained earnings. If the minimum capital is not retained in the jurisdiction, a portion of the interest costs incurred in the jurisdiction will not be tax deductible. Westpac seeks to maintain sufficient capital/retained earnings so as not to breach these rules.

Tax costs associated with repatriation

Repatriation of retained earnings (and capital) may result in tax being payable in either the jurisdiction from which the repatriation occurs or Australia on receipt of the relevant amounts. This cost would reduce the amount actually repatriated.

Intra—group exposure limits

Exposures to related entities are managed within the prudential limits prescribed by APRA in APS 222: Associations with Related Entities.

Internal restrictions

Intra—group exposures

Westpac has an internal limit structure and approval process governing the extent of credit exposures to related entities. This structure and approval process, combined with APRA’s prudential limits, is designed to reduce the potential for unacceptable contagion risk.

Capital deficiencies

There are no capital deficiencies in subsidiaries not included in the consolidation.

Treatment of interests in insurance entities

Westpac’s interests in insurance entities are all deducted from capital.

Changes in regulatory parameters

As part of Westpac’s normal annual review cycle, risk estimates (Probability of Default (PD), Loss Given Default (LGD) and Exposure At Default (EAD)) for all portfolios were updated on 1 October 2008. The impact of these changes was relatively minor, with the most significant movements being a move in the LGD assigned to credit cards, from an average of 66% to an average of 71%, and changes in the measurement of EAD.

The methodology used to calculate the EAD for off balance sheet exposures was changed for program-managed portfolios on 1 October 2008. Previously, EADs associated with off balance sheet exposures were calculated as a percentage of the drawn balance. The new methodology estimates EAD as a percentage of the available credit limit.

The most significant impact of this change is in the Residential Mortgage portfolio, where loans with a redraw option now have EAD calculated as the full amount of the available credit limit. This has resulted in a doubling of the off balance sheet exposures for these mortgages.

In the transaction-managed portfolios, a change has been made to the calculation of EAD for repurchase agreements (repos), which has resulted in a substantial reduction in EAD for Bank and Sovereign exposures.

The changes in EAD measurement for Bank, Sovereign and Residential Mortgages do not materially affect Regulatory Expected Loss or Risk Weighted Assets (RWA).

4.	GROUP STRUCTURE AND CAPITAL OVERVIEW	Pillar 3 Report March 2009

Table 2       Capital structure

Table 2(b) Tier 1 Capital(1)

	31 Mar	30 Sep
	2009	2008(2)
	$m	$m
Tier 1 capital
Fundamental Tier 1 capital
Paid up ordinary capital	23,139	6,744
Treasury shares	(119)	(98)
Equity based remuneration	392	346
Foreign currency translation reserves	58	(57)
Minority interests - other	47	32
Retained earnings(3)	11,287	10,733
Less retained earnings in life and general insurance, funds management and securitisation entities	(474)	(697)
Dividends provided for capital adequacy purposes	(1,630)	(1,364)
Estimated reinvestment under dividend reinvestment plan	440	372
Deferred fees	89	88
Total fundamental Tier 1 capital	33,229	16,099
Deductions from Tier 1 capital:
Goodwill (excluding funds management entities)	(9,165)	(1,380)
Deferred tax assets(3)	(1,135)	(199)
Goodwill in life and general insurance, funds management and securitisation entities	(1,311)	(1,144)
Capitalised expenditure	(547)	(259)
Capitalised software	(529)	(424)
Pension fund surpluses and deficits
Recorded in accounts(3)	845	475
Actual pension fund deficits	(845)	(473)
Tangible investments in non-consolidated subsidiaries	(1,083)	(545)
Regulatory expected loss	(388)	(380)
General reserve for credit loss adjustments	—	(10)
Securitisation	(165)	(30)
Excess investments in non-subsidiary entities	(78)	(57)
Other Tier 1 deductions as advised by APRA	(36)	(37)
Total deductions from Tier 1 capital	(14,437)	(4,463)
Total fundamental Tier 1 capital after deductions	18,792	11,636

Residual Tier 1 capital(4)
Westpac SPS	1,022	1,021
Westpac SPS II	897	—
Trust preferred securities (2003 TPS)	1,132	1,137
Trust preferred securities (2004 TPS)	855	666
Trust preferred securities (2006 TPS)	753	755
Total residual Tier 1 capital	4,659	3,579
Net Tier 1 capital	23,451	15,215

(1)   Table 2(b) duplicates information contained in Note 19 of the 2009 Interim Profit Announcement.

(2)   Information in this table and elsewhere in the report is presented on a reported basis. St.George data is included from 18 November 2008.

(3)   Retained earnings, deferred tax assets and pension fund surpluses and deficits recorded in the accounts at 30 September 2008 have been revised to reflect the impact of the change in Westpac’s defined benefit superannuation accounting policy with effect from 1 October 2007. The net impact of these adjustments on Tier 1 capital is nil.

(4)   Explanations of terms and conditions of Residual Tier 1 instruments can be found in Appendix 2.

4.	GROUP STRUCTURE AND CAPITAL OVERVIEW	Pillar 3 Report March 2009

Table 2(c) Tier 2 Capital(1)

	31 Mar	30 Sep
	2009	2008
	$m	$m
Tier 2 capital
Upper Tier 2 capital
Subordinated undated capital notes(2)	568	486
Provisioning	598	13
Revaluation reserve - available-for-sale securities	42	22
Net Upper Tier 2 capital	1,208	521
Lower Tier 2 capital
Eligible subordinated bonds, notes and debentures	8,848	6,477
Net Lower Tier 2 capital	8,848	6,477
Deductions from Tier 2 capital
Tangible investments in non-consolidated subsidiaries	(1,083)	(545)
Regulatory expected loss	(388)	(380)
Securitisation	(165)	(30)
Excess investments in non-subsidiary entities	(78)	(57)
Total deductions from Tier 2 capital	(1,714)	(1,012)
Net Tier 2 capital	8,342	5,986

Table 2(d) Capital base(1)

	31 Mar	30 Sep
	2009	2008
	$m	$m
Level 2 capital base	31,793	21,201
Risk Weighted Assets	280,029	195,505
Tier 1 capital ratio	8.4%	7.8%
Tier 2 capital ratio	3.0%	3.0%
Total regulatory capital ratio	11.4%	10.8%

(1)   Table 2(c) and 2(d) duplicates information contained in Note 19 of the 2009 Interim Profit Announcement.

(2)   Explanations of terms and conditions of Tier 2 instruments can be found in Appendix 2.

4.	GROUP STRUCTURE AND CAPITAL OVERVIEW	Pillar 3 Report March 2009

Table 3       Capital adequacy

Westpac’s approach to assessing capital adequacy

Capital management strategy seeks to balance the fact that capital is an expensive form of funding with the need to be adequately capitalised as an authorised deposit-taking institution (ADI). In Westpac, balancing efficiency, flexibility and adequacy is recognised in the consideration of the sufficiency of capital and the development of capital management plans.

Westpac details these considerations through an Internal Capital Adequacy Assessment Process (ICAAP). The key features of the ICAAP include:

•       Westpac aims to remain capitalised to a level above regulatory and economic minimums;

•       utilisation of a three year planning horizon for business and capital management plans;

•       an economic capital measurement framework, in addition to regulatory driven estimates of risk and capital requirements, that is calibrated to Westpac’s AA debt rating;

•       a challenge process to the capital measures, coverage and requirements. Westpac challenges its capital measures using stress and scenario testing that considers the possibility of not achieving planned outcomes, severe but plausible scenarios (i.e. unexpected outcomes), and the impact of concentrations; and

•       the development of capital plans and a capital management strategy, which includes levels of capital buffers, contingency plans, the availability of capital deployed and the various forms of capital instruments.

Table 3(g) Capital ratios

		Tier 1	Total regulatory	Tier 1	Total regulatory
		capital ratio	capital ratio	capital ratio	capital ratio
		31 Mar	31 Mar	30 Sep	30 Sep
		2009	2009	2008	2008
		%	%	%	%

Westpac Banking Group	Level 2	8.4%	11.4%	7.8%	10.8%

Westpac ELE	Level 1	10.5%	13.4%	7.9%	11.4%
Westpac New Zealand Limited		9.4%	12.1%	9.5%	12.3%

St.George Banking Group(1)	Level 2	7.5%	11.2%	n/a	n/a
St.George ELE	Level 1	8.0%	11.8%	n/a	n/a

(1)   St.George’s capital ratios are measured using the Standardised approach.

4.	GROUP STRUCTURE AND CAPITAL OVERVIEW	Pillar 3 Report March 2009

Table 3(b-f) Capital adequacy

				Capital				Capital
	Risk Weighted Assets			Required(1)	Risk Weighted Assets			Required(1)	Risk
	On balance	Off balance			On balance	Off balance			Weighted
	sheet	sheet	Total	Total	sheet	sheet	Total	Total	Assets
	31 Mar	31 Mar	31 Mar	31 Mar	30 Sep	30 Sep	30 Sep	30 Sep	30 Sep 2008
	2009	2009	2009	2009	2008	2008	2008	2008	to 31 Mar 2009
Credit risk	$m	$m	$m	$m	$m	$m	$m	$m	% Mov’t
Corporate	30,575	23,076	53,651	4,292	27,556	20,926	48,482	3,879	11
Business lending	23,252	4,981	28,233	2,259	23,637	5,430	29,067	2,325	(3)
Sovereign	100	258	358	29	89	178	267	21	34
Bank	1,429	2,843	4,272	342	2,512	3,313	5,825	466	(27)
Residential mortgages	30,418	2,135	32,553	2,604	27,892	1,464	29,356	2,348	11
Australian credit cards	3,525	1,200	4,725	378	2,944	1,256	4,200	336	13
Other retail	4,024	577	4,601	368	3,827	632	4,459	357	3
Small business	3,105	403	3,508	281	3,043	294	3,337	267	5
Specialised lending(2)	24,974	4,804	29,778	2,382	24,296	5,677	29,973	2,398	(1)
Securitisation - Westpac	4,273	2,288	6,561	525	4,666	3,018	7,684	615	(15)
Standardised - Westpac	4,047	120	4,167	333	4,243	105	4,348	348	(4)
Total Westpac	129,722	42,685	172,407	13,793	124,705	42,293	166,998	13,360	3

Securitisation - St.George	540	503	1,043	83
Standardised - St.George
Corporate	11,296	515	11,811	945
Business lending	25,095	618	25,713	2,057
Sovereign	—	—	—	—			n/a
Bank	336	173	509	41
Residential mortgages	26,435	912	27,347	2,188
Australian credit cards	1,792	—	1,792	143
Other retail	3,643	251	3,894	311
Total St.George	69,137	2,972	72,109	5,768	n/a	n/a	n/a	n/a	n/a
Total credit portfolios	198,859	45,657	244,516	19,561	124,705	42,293	166,998	13,360	46

Equity risk			1,045	84			604	48	73
Market risk			8,003	640			6,559	525	22
Operational risk			19,319	1,545			13,641	1,091	42
Interest rate risk in the banking book			2,538	203			4,135	331	(39)
Other assets			4,608	369			3,568	285	29
Total			280,029	22,402			195,505	15,640	43

(1) Total capital required is derived by multiplying Total Risk Weighted Assets by 8%.
(2) Specialised lending: property & project finance

5.	CREDIT RISK	Pillar 3 Report March 2009

Credit risk is the potential for financial loss where a customer or counterparty fails to meet their financial obligations.

Table 4                                    Credit risk - general disclosures

Approach

Westpac maintains an extensive set of methodologies, policies, processes, and controls to support the assessment and approval of customer (and counterparty) credit risk, incorporating the assignment of risk grades, the quantification of loss estimates in the event of default, and the segmentation of credit exposures.

Westpac adopts two approaches to managing credit risk depending upon the nature of the customer and product:

Transaction-managed approach — For larger customers, Westpac evaluates credit requests by undertaking detailed individual customer and transaction risk analysis (the ‘transaction-managed’ approach). Such customers are assigned a customer risk grade (CRG) based on Westpac’s estimate of their PD. Each facility is assigned an LGD. The Westpac risk rating system has 20 risk grades for non-defaulted customers and 10 risk grades for defaulted customers. Non-defaulted CRGs down to the level of normally acceptable risk (i.e. D grade — see table below) are mapped to Moody’s and Standard & Poor’s (S&P) external senior ranking unsecured ratings. This mapping is reviewed annually and allows Westpac to integrate the rating agencies’ default history, along with our own internal historical data, to calculate PDs.

The final assignment of CRGs and LGDs is approved by independent credit officers with appropriate delegated approval authority. Credit officers are part of the risk management stream and operate independently of the areas originating the credit risk proposals. Divisional operational units are responsible for ensuring accurate and timely recording of all credit risk approvals and changes to customer and facility data. These units also operate independently of both the areas originating the credit risk proposals and the approving credit officers. Appropriate segregation of functions is one of the key requirements of our credit risk management framework.

Program-managed approach — High-volume (retail) customer credit portfolios with homogenous credit risk characteristics are managed on a statistical basis according to predetermined objective criteria (the ‘program-managed’ approach). Program-managed exposure to a consumer customer may exceed $1 million. No program-managed exposure to a business customer exceeds $1 million. Quantitative scorecards are used to assign application and behavioural scores to enable risk-based decision making within these portfolios. The scorecard outcomes and decisions are regularly monitored and validated against subsequent customer performance and scorecards are recalibrated or rebuilt when required. For capital estimation and other purposes, risk-based customer segments are created based upon expected PD; LGDs are then assigned for each segment based on a combination of recent past experience and management judgement.

The retail portfolio is divided into over 50 segments. Each segment is assigned a quantified measure of its PD and LGD.

For both approaches, the assignment of CRGs, PDs and LGDs is reviewed at least annually.

The table below shows the current alignment between Westpac’s CRGs and the corresponding external rating. Note that only high-level CRG groupings are shown.

Mapping of Westpac risk grades

Westpac customer risk grade	Standard & Poor’s rating	Moody’s rating	Supervisory slotting grade
A	AAA to AA-	Aaa to Aa3	Strong
B	A+ to A-	A1 to A3	Strong
C	BBB+ to BBB-	Baa1 to Baa3	Strong
D	BB+ to B+	Ba1 to B1	Good/satisfactory
Westpac rating
E	Watchlist		Weak
F	Special mention		Weak
G	Substandard/default		Weak/default
H	Default		Default

5.	CREDIT RISK	Pillar 3 Report March 2009

Mapping of Basel categories to Westpac portfolios

APS 113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk states that under the Advanced IRB approach to credit risk, an ADI must categorise banking book exposures into six broad IRB asset classes and apply the prescribed treatment for those classes to each credit exposure within them for the purposes of deriving its minimum capital requirement. Standardised and Securitised portfolios are subject to treatment under APS 112 Capital Adequacy: Standardised Approach to Credit Risk and APS 120 respectively. APS 330 defines the categories that must be reported upon when outlining credit risk.

APS Asset Class	Sub-asset class	Westpac category	Segmentation criteria
Corporate	Corporate	Corporate	All transaction-managed customers not elsewhere classified where annual turnover exceeds $50m.
	SME Corporate	Business Lending	All transaction-managed customers not elsewhere classified where annual turnover is $50m or less.
	Project Finance	Specialised Lending-Project Finance	Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from the revenue generated by a completed project.
	Income-producing Real Estate	Specialised Lending- Property Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from either the sale of a property development or income produced by one or more investment properties.(1)

Sovereign		Sovereign	Applied to transaction-managed customers identified by ANZSIC code.

Bank		Bank	Applied to transaction-managed customers identified by ANZSIC code.

Residential Mortgage		Residential Mortgages	All program-managed exposures secured by residential mortgages, including business loans under $1 million fully secured by residential mortgages.

Qualifying Revolving Retail		Australian Credit Cards	Program-managed credit cards with low volatility in loss rates. The New Zealand cards portfolio does not currently meet the criteria for Qualifying Revolving Retail and is classified in Other Retail.

Other Retail		Small Business	Program-managed business lending, excluding business loans under $1 million fully secured by residential mortgages.
		Other Retail	All other program-managed lending to retail customers, including New Zealand credit cards.

A list of the product types offered to each asset class is set out on page 30.

(1) Excludes large diversified property groups and property trusts, which appear in the corporate category.

5.	CREDIT RISK	Pillar 3 Report March 2009

Structure and organisation

The Group Executive, Risk Management is responsible for the effectiveness of overall risk management throughout Westpac, including credit risk.

Authorised Credit Officers independently approve all credit risk exposures including CRG, LGD and their ongoing review. Our largest exposures are approved by our most experienced Credit Officers.

Business Line Management is responsible for maximising risk-adjusted returns from their business credit portfolios, within the approved risk management framework and policies.

Credit risk management framework and policies

Westpac maintains a number of credit risk management frameworks and policies, which are designed to clearly define acceptable practices, definitions, roles and responsibilities, limits and treatment of exceptions.

At Group level:

•                  the Credit Risk Management framework describes the principles, methodologies, systems, roles and responsibilities, reports and controls that exist for managing credit in Westpac; and

•                  the Credit Risk Rating system policy describes the risk rating system philosophy, design, maintenance and uses.

At line business unit level:

•                  credit manuals embed the Group-level frameworks in the relevant line businesses;

•                  these manuals include general policies covering the origination, evaluation, approval, documentation, settlement and on-going management of credit risks; and

•                  these manuals also include sector policies to guide the extension of credit where industry-specific guidelines are considered necessary.

Credit approval:

•                  credit approval limits (CALs) govern the extension of credit; and

•                  CALs represent the formal delegation of Board credit approval authority to responsible individuals throughout the organisation.

Concentration risk:

•                  individual counterparties;

•                  specific industries (e.g. property); and

•                  individual countries.

Portfolio management:

•                  exposures are actively managed from a portfolio perspective; and

•                  risk mitigation techniques are used to re-balance the portfolio.

Risk reporting

A comprehensive report on the Group’s credit risk portfolio is provided to CREDCO and the BRMC quarterly. It details the current level of impairment losses, stressed exposures, delinquency trends, provisions, impaired assets and key performance metrics. It reports on portfolio concentrations and large exposures.

Credit risk and asset quality are also reported to the Board each month, including details of impairment losses, stressed exposures, delinquency trends and key performance metrics.

Risk mitigation

For Westpac’s credit risk mitigation approach see pages 37 and 38.

Approaches followed for creation of individually assessed and collectively assessed provisions

Provisions for loan impairment losses represent management’s best estimate of the losses incurred in the loan portfolios as at the balance date. There are two components of Westpac’s loan impairment provisions: individually assessed provisions (IAPs) and collectively assessed provisions (CAPs).

In determining individually assessed provisions, all relevant considerations that have a bearing on the expected future cash flows are taken into account, for example:

•                  the business prospects of the customer;

•                  the realisable value of collateral;

•                  Westpac’s position relative to other claimants;

•                  the reliability of customer information; and

•                  the likely cost and duration of the work-out process.

5.	CREDIT RISK	Pillar 3 Report March 2009

These judgements and estimates can change with time as new information becomes available or as work-out strategies evolve, resulting in revisions to the impairment provision as individual decisions are made.

Collectively assessed provisions are established on a portfolio basis taking into account:

•                  the level of arrears;

•                  collateral;

•                  past loss experience; and

•                  expected defaults based on portfolio trends.

The most significant factors in establishing these provisions are estimated loss rates and the related emergence period. The future credit quality of these portfolios is subject to uncertainties that could cause actual credit losses to differ from reported loan impairment provisions. These uncertainties include:

•                  the economic environment, notably interest rates and unemployment levels;

•                  payment behaviour; and

•                  bankruptcy rates.

Exposures that are subject to Standardised approach and Advanced IRB approach

Assets subject to the Standardised approach are St.George Bank exposures, Westpac’s Pacific Banking exposures, Westpac’s Asian retail exposures and Westpac’s margin lending portfolio. All other exposures are subject to the Advanced IRB approach.

Westpac aims to have St.George accredited under the Advanced IRB approach by APRA during 2010. There are currently no plans to move Pacific Bank, Asian retail or margin lending exposures to the Advanced IRB approach.

The integration of St.George Bank into the Westpac Group in preparation for Basel II accreditation of the St.George portfolios involves building on the alignment of Risk Management frameworks and processes to produce:

•                  a consistent approach to assessment and measurement of credit risk;

•                  consistent transaction and portfolio management; and

•                  a consistent approach to risk-reward management across the Group.

Key definitions

Credit risk

Credit Risk is the risk of financial loss that results from customers or counterparties failing to meet their financial obligations including obligations that exist via direct loans, contingent liabilities and financial markets activities.

Default

A customer default is deemed to have occurred when Westpac considers that either or both of the following events have taken place:

•                  the customer is unlikely to pay its credit obligations to its financiers in full, without recourse by any of them to actions such as realising security (where held); and

•                  the customer is past due 90 or more calendar days on any material credit obligation to its financiers. Overdrafts will be considered past due once the customer has breached an advised limit, or been advised of a limit smaller than the current outstandings.

Probability of default (PD)

The PD is a through-the-cycle assessment of the likelihood of a customer defaulting on its financial obligations within one year.

Loss given default (LGD)

The LGD represents an estimate of the expected severity of a loss to Westpac should a customer default occur during a severe economic downturn. Westpac assigns an LGD to each credit facility, assuming an event of default has occurred, and taking into account a conservative estimate of the net realisable value of assets to which Westpac has recourse and over which it has security. LGDs also reflect the seniority of exposure in the customer’s capital and debt structure.

Exposure at default (EAD)

EAD represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. To calculate EAD, historical data is analysed to determine what proportion of undrawn commitments are ultimately utilized by customers who end up in default. The proportion of undrawn commitments ultimately utilized is termed the Credit Conversion Factor (CCF). EAD thus consists of initial outstanding balances, plus the CCF multiplied by undrawn commitments. For transaction-managed accounts, the CCF is currently conservatively set at 100%. For program-managed accounts, the CCF varies depending upon historical experience.

Unless otherwise stated, all exposure tables in this report are on an EAD basis.

5.	CREDIT RISK	Pillar 3 Report March 2009

Regulatory expected loss (EL)

For regulatory purposes EL is defined as:

•                  for non-defaulted exposures, the product of PD, LGD and EAD; and

•                  for defaulted exposures, the best estimate of expected loss for that exposure. It is equivalent to provisions for impaired assets and represents charges already realised through Westpac’s earnings.

Regulatory EL is not calculated for Standardised portfolios and is based on mandated risk-weights for Specialised Lending portfolios.

Regulatory EL should not be interpreted as an estimate of long-run expected loss because the LGDs used in all regulatory calculations are calibrated to reflect stressed economic conditions rather than long run averages.

Actual losses

Actual losses represent write-offs direct and write-offs from provisions after adjusting for recoveries.

Industry

Exposures to businesses, government and other financial institutions are classified into industry clusters based upon groups of related ANZSIC codes. Companies that operate in multiple industries are classified according to their primary industry. Consumer customers are classified as ‘Retail’ and not further broken down.

Maturity

The maturity date used is drawn from the contractual maturity date of the customer loans.

Geography

Geographic segmentation of assets is based on the location of the office in which these items were booked.

Facilities 90 days or more past due date but well secured

Includes facilities where:

•                  contractual payments of interest and/or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; or

•                  an order has been sought for the customer’s bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and

•                  the estimated net realisable value of assets/security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, and interest is being taken to profit on an accrual basis.

These facilities, while in default, are not treated as impaired for accounting purposes.

Impaired assets

Includes exposures that have deteriorated to the point where Westpac assesses that full collection of interest and principal is in doubt, based on a conservative assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held:

•                  facilities 90 days or more past due, and not well secured — exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days;

•                  non-accrual assets — exposures with individually assessed impairment provisions held against them, excluding restructured loans;

•                  restructured assets — exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer;

•                  other assets acquired through security enforcement (includes other real estate owned) — includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and

•                  any other assets where the full collection of interest and principal is in doubt.

5.	CREDIT RISK	Pillar 3 Report March 2009

Credit risk - general disclosures

The following tables segment the portfolio by characteristics that provide an insight into the assessment of credit risk concentration.

All exposures described in Table 4 reflect the Westpac Banking Group with all foreign currency exposures converted into Australian dollars.

Summary credit risk disclosures

				Regulatory	Actual
				expected	losses for
		Risk	Regulatory	loss for	the 6 mth
	Exposure	Weighted	expected	non-defaulted	period	Impaired	Specific
	at default	Assets	loss	exposures	ended(1)	loans	Provisions(2)
31 March 2009	$m	$m	$m	$m	$m	$m	$m
Corporate	97,071	53,651	1,103	437	(2)	1,090	732
Business lending	45,539	28,233	452	301	29	203	90
Sovereign	5,705	358	1	1	—	—	—
Bank	22,400	4,272	10	5	—	7	5
Residential mortgages	207,052	32,553	423	309	22	318	85
Australian credit cards	14,145	4,725	264	200	108	67	64
Other retail	4,935	4,601	188	147	55	62	23
Small business	9,135	3,508	116	84	25	50	21
Specialised lending(3)	30,547	29,778	774	463	14	380	114
Securitisation - Westpac	20,978	6,561	—	—	—	43	12
Standardised - Westpac	6,187	4,167	—	—	42	240	144
Securitisation - St.George	1,292	1,043	—	—	—	—	—
Standardised - St.George	117,370	71,066	—	—	62	839	308

Collective provisions for non-impaired assets							2,885
General reserve for credit losses adjustment							—
Total	582,356	244,516	3,331	1,947	355	3,299	4,483

				Regulatory	Actual
				expected	losses for
		Risk	Regulatory	loss for	the 6 mth
	Exposure	Weighted	expected	non-defaulted	period	Impaired	Specific
	at default	Assets	loss	exposures	ended(1)	loans	Provisions(2)
30 September 2008	$m	$m	$m	$m	$m	$m	$m
Corporate	95,313	48,482	467	318	17	332	175
Business lending	45,243	29,067	368	267	52	181	70
Sovereign	11,963	267	—	—	—	—	—
Bank	38,194	5,825	10	6	—	6	5
Residential mortgages	183,376	29,356	354	281	21	193	49
Australian credit cards	15,353	4,200	228	164	185	60	65
Other retail	4,823	4,459	161	128	117	50	31
Small business	8,270	3,337	110	89	39	35	16
Specialised lending(3)	30,798	29,973	555	451	7	148	37
Securitisation - Westpac	22,591	7,684	—	—	—	56	12
Standardised - Westpac	7,044	4,348	—	—	1	116	75
Securitisation - St.George	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Standardised - St.George	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Collective provisions for non-impaired assets							1,639
General reserve for credit losses adjustment							14
Total	462,968	166,998	2,253	1,704	439	1,177	2,188

(1)   Westpac losses reported for the period from 1 October 2008 to 31 March 2009. St.George losses reported for the period from 18 November 2008 to 31 March 2009.

(2)   Specific Provisions are defined as the sum of individually assessed provisions and collectively assessed provisions for impaired assets.

(3)   Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(b) Total regulatory credit exposures by portfolio & major type (EAD)

	Exposure at default					Exposure at default
		Off balance sheet					Off balance sheet
		Non-market	Market				Non-market	Market			Average
	Drawn	related	related	Total		Drawn	related	related	Total		6 mths ended	30 Sep 2008
	31 Mar 2009	31 Mar 2009	31 Mar 2009	31 Mar 2009	31 Mar 2009	30 Sep 2008	30 Sep 2008	30 Sep 2008	30 Sep 2008	30 Sep 2008	31 Mar 2009	to 31 Mar 2009
	$m	$m	$m	$m	%	$m	$m	$m	$m	%	$m	% Mov’t
Corporate	46,598	39,206	11,267	97,071	17	42,934	39,171	13,208	95,313	21	96,192	2
Business lending	35,978	9,561	—	45,539	8	35,442	9,801	—	45,243	10	45,391	1
Sovereign	1,564	2,710	1,431	5,705	1	1,045	2,351	8,567	11,963	2	8,834	(52)
Bank	7,706	3,710	10,984	22,400	4	13,882	2,897	21,415	38,194	8	30,297	(41)
Residential mortgages	179,744	27,308	—	207,052	35	167,870	15,506	—	183,376	40	195,214	13
Australian credit cards	7,476	6,669	—	14,145	2	7,526	7,827	—	15,353	3	14,749	(8)
Other retail	3,863	1,072	—	4,935	1	3,802	1,021	—	4,823	1	4,879	2
Small business	7,512	1,623	—	9,135	2	7,377	893	—	8,270	2	8,702	10
Specialised lending(1)	25,366	5,181	—	30,547	5	24,828	5,970	—	30,798	7	30,672	(1)
Securitisation - Westpac	12,148	8,830	—	20,978	4	12,499	10,092	—	22,591	5	21,785	(7)
Standardised - Westpac	6,064	123	—	6,187	1	6,939	105	—	7,044	1	6,616	(12)
Securitisation - St.George	737	308	247	1,292	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Standardised - St.George	112,871	3,499	1,000	117,370	20	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total	447,627	109,800	24,929	582,356	100	324,144	95,634	43,190	462,968	100	463,331	26

(1) Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(c) Total regulatory credit exposures by geography

	Australia	New Zealand	Americas	Europe	Asia	Pacific	Other	Total
31 March 2009	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	75,968	11,235	4,708	4,240	920	—	—	97,071
Business lending	39,729	5,810	—	—	—	—	—	45,539
Sovereign	4,140	1,274	—	—	291	—	—	5,705
Bank	18,487	2,014	1,220	287	392	—	—	22,400
Residential mortgages	180,477	26,575	—	—	—	—	—	207,052
Australian credit cards	14,145	—	—	—	—	—	—	14,145
Other retail	2,686	2,249	—	—	—	—	—	4,935
Small business	6,823	2,312	—	—	—	—	—	9,135
Specialised lending(1)	26,378	4,169	—	—	—	—	—	30,547
Securitisation - Westpac	19,334	1,044	154	236	210	—	—	20,978
Standardised - Westpac	2,835	—	—	—	835	2,517	—	6,187
Securitisation - St.George	1,292	—	—	—	—	—	—	1,292
Standardised - St.George	117,370	—	—	—	—	—	—	117,370
Total	509,664	56,682	6,082	4,763	2,648	2,517	—	582,356

% of total	88%	10%	1%	1%	—	—	—	100%

	Australia	New Zealand	Americas	Europe	Asia	Pacific	Other	Total
30 September 2008	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	76,203	11,259	3,733	3,480	638	—	—	95,313
Business lending	39,260	5,983	—	—	—	—	—	45,243
Sovereign	10,790	1,173	—	—	—	—	—	11,963
Bank	34,169	2,007	1,179	338	501	—	—	38,194
Residential mortgages	156,869	26,507	—	—	—	—	—	183,376
Australian credit cards	15,353	—	—	—	—		—	15,353
Other retail	2,628	2,195	—	—	—	—	—	4,823
Small business	6,005	2,265	—	—	—	—	—	8,270
Specialised lending(1)	26,727	4,071	—	—	—	—	—	30,798
Securitisation - Westpac	20,770	1,438	173	—	210	—	—	22,591
Standardised - Westpac	3,976	—	—	—	737	2,331	—	7,044
Securitisation - St.George	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Standardised - St.George	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total	392,750	56,898	5,085	3,818	2,086	2,331	—	462,968

% of total	85%	12%	1%	1%	—	1%	—	100%

(1) Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(d) Total regulatory credit exposures by industry

	Accommodation, cafes & retaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(2)	Trade(3)	Transport & storage	Utilities(4)	Retail lending	Other	Total
31 March 2009	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	618	1,511	2,373	21,434	339	18,898	4,025	11,016	3,390	5,157	9,637	8,725	8,840	—	1,108	97,071
Business lending	3,614	8,923	3,550	2,464	—	4,967	561	379	3,869	4,983	9,073	2,259	241	—	656	45,539
Sovereign	—	3	4	1,656	2,810	27	—	—	14	400	29	25	682	—	55	5,705
Bank	—	5	2	20,647	—	985	102	74	84	1	328	54	118	—	—	22,400
Residential mortgages	439	693	1,111	1,716	2	680	36	5,323	1,347	1,983	1,608	273	103	191,455	283	207,052
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	14,145	—	14,145
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	4,935	—	4,935
Small business	194	1,162	1,061	211	3	660	71	548	1,746	467	979	1,194	57	—	782	9,135
Specialised lending(1)	11	—	—	310	—	—	48	29,610	—	75	1	302	186	—	4	30,547
Securitisation - Westpac	—	—	—	19,133	—	781	—	79	236	110	30	—	31	—	578	20,978
Standardised - Westpac	188	34	43	158	483	119	6	210	27	36	328	57	33	4,465	—	6,187
Securitisation - St.George	—	—	—	1,222	—	—	—	—	24	—	46	—	—	—	—	1,292
Standardised - St.George	2,812	1,412	2,339	3,776	23	1,862	347	17,387	1,980	2,806	4,007	1,268	155	71,348	5,848	117,370
Total	7,876	13,743	10,483	72,727	3,660	28,979	5,196	64,626	12,717	16,018	26,066	14,157	10,446	286,348	9,314	582,356

% Total	1%	2%	2%	12%	1%	5%	1%	11%	2%	3%	4%	2%	2%	49%	2%	100%

(1) Specialised lending: property & project finance.

(2) Includes education, health & community services, cultural & recreational services and personal & other services.

(3) Includes wholesale trade and retail trade.

(4) Includes electricity, gas & water and communication services

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(d) Total regulatory credit exposures by industry

	Accommodation, cafes & retaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(2)	Trade(3)	Transport & storage	Utilities(4)	Retail lending	Other	Total
30 September 2008	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	667	1,937	2,486	24,085	572	17,890	3,662	10,832	3,409	5,814	8,673	6,365	7,745	—	1,176	95,313
Business lending	3,588	8,545	3,778	2,522	—	4,961	520	553	4,016	4,758	8,836	2,143	243	—	780	45,243
Sovereign	—	3	4	8,288	2,525	56	—	—	57	354	—	23	642	—	11	11,963
Bank	—	5	2	36,073	—	858	103	184	88	6	292	174	119	—	290	38,194
Residential mortgages	405	690	1,003	1,450	4	613	26	4,978	1,125	2,042	1,403	244	107	168,930	356	183,376
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	15,353	—	15,353
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	4,823	—	4,823
Small business	176	1,005	915	182	2	602	53	499	1,794	433	892	1,038	52	—	627	8,270
Specialised lending(1)	13	—	20	310	—	18	67	29,673	—	75	2	407	208	—	5	30,798
Securitisation - Westpac	—	—	—	20,608	—	826	—	229	—	110	48	—	45	—	725	22,591
Standardised - Westpac	165	107	29	116	598	108	3	180	26	31	171	58	28	5,424	—	7,044
Securitisation - St.George	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Standardised - St.George	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total	5,014	12,292	8,237	93,634	3,701	25,932	4,434	47,128	10,515	13,623	20,317	10,452	9,189	194,530	3,970	462,968

% Total	1%	3%	2%	20%	1%	6%	1%	10%	2%	3%	4%	2%	2%	42%	1%	100%

(1) Specialised lending: property & project finance.

(2) Includes education, health & community services, cultural & recreational services and personal & other services.

(3) Includes wholesale trade and retail trade.

(4) Includes electricity, gas & water and communication services.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(e) Total regulatory credit exposures by contractual residual maturity

	On demand		<12 Months		1 to <3yrs		3 to <5yrs		>=5 yrs		Total
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	6,466	6,586	20,530	26,889	53,234	42,104	13,574	15,877	3,267	3,857	97,071	95,313
Business lending	4,092	4,125	5,781	5,909	14,259	13,479	6,967	6,854	14,440	14,876	45,539	45,243
Sovereign	495	489	1,813	677	2,569	10,223	261	228	567	346	5,705	11,963
Bank	3,117	3,382	3,776	5,605	12,616	26,218	2,794	2,839	97	150	22,400	38,194
Residential mortgages	14,157	7,843	3,676	3,875	17,913	13,777	14,830	14,103	156,476	143,778	207,052	183,376
Australian credit cards	14,145	15,353	—	—	—	—	—	—	—	—	14,145	15,353
Other retail	2,168	2,116	52	51	560	579	754	688	1,401	1,389	4,935	4,823
Small business	1,390	791	690	676	2,514	2,366	2,988	2,866	1,553	1,571	9,135	8,270
Specialised lending(1)	419	472	10,862	11,349	12,501	11,013	3,331	3,995	3,434	3,969	30,547	30,798
Securitisation - Westpac	295	438	14,182	15,863	4,157	3,451	841	530	1,503	2,309	20,978	22,591
Standardised - Westpac	3,078	4,245	91	59	1,886	1,805	149	121	983	814	6,187	7,044
Securitisation - St.George	409	n/a	792	n/a	17	n/a	74	n/a	—	n/a	1,292	n/a
Standardised - St.George	67,748	n/a	1,162	n/a	1,330	n/a	1,629	n/a	45,501	n/a	117,370	n/a
Total	117,979	45,840	63,407	70,953	123,556	125,015	48,192	48,101	229,222	173,059	582,356	462,968

(1) Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

The following tables disclose the crystallisation of credit risk as impairment and loss. Analysis of exposures 90 days past due but well secured, impaired loans, related provisions and actual losses is broken down by concentrations reflecting industry and geography. High level industry classifications are shown to protect the identification of individual counterparties because the numbers of loans in some detailed classifications are small.

Table 4(f) Impaired & past due loans by industry

					Specific Provisions
	Items past 90 days but well secured		Impaired loans		Individually assessed provisions		Collectively assessed provisions for Impaired assets		Actual losses
									For the 6 mth	For the 12 mth
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	period ended	period ended
	2009	2008	2009	2008	2009	2008	2009	2008	31 Mar 2009(5)	30 Sep 2008
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Accommodation, cafes & restaurants	102	14	83	26	16	3	2	1	2	3
Agriculture, forestry & fishing	32	24	49	37	14	10	2	—	2	7
Construction	80	24	152	19	45	4	5	1	4	5
Finance & insurance	17	11	567	80	381	50	—	—	43	—
Government administration & defence	—	—	—	—	—	—	—	—	—	—
Manufacturing	34	19	199	111	65	23	4	1	5	30
Mining	1	—	23	1	10	1	—	—	—	—
Property & business services(1)	523	109	965	231	276	84	7	2	32	30
Services(2)	35	7	403	218	273	138	3	1	2	7
Trade(3)	49	19	201	123	139	61	6	2	19	26
Transport & storage	32	10	35	9	12	5	2	1	6	7
Utilities(4)	5	2	4	—	1	—	—	—	1	(6)
Retail lending	986	474	601	241	178	30	147	105	226	323
Other	24	50	17	81	6	4	4	8	13	7
Total	1,920	763	3,299	1,177	1,416	413	182	122	355	439

(1) Includes property, property services, & business services.

(2) Includes education, health & community services, cultural & recreational services and personal & other services.

(3) Includes wholesale trade and retail trade.

(4) Includes electricity, gas & water and communication services.

(5) Westpac losses reported for the period from 1 October 2008 to 31 March 2009. St.George losses reported for the period from 18 November 2008 to 31 March 2009.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(g)

Impaired & past due loans by geography

					Specific Provisions
	Items past 90 days but well secured		Impaired loans		Individually assessed provisions		Collectively assessed provisions for Impaired assets		Actual losses
	31 Mar 2009 $m	30 Sep 2008 $m	31 Mar 2009 $m	30 Sep 2008 $m	31 Mar 2009 $m	30 Sep 2008 $m	31 Mar 2009 $m	30 Sep 2008 $m	For the 6 mth period ended 31 Mar 2009(1) $m	For the 12 mth period ended 30 Sep 2008 $m

Australia	1,695	664	2,789	848	1,287	331	144	93	301	371
New Zealand	203	74	431	255	99	56	33	22	54	75
Americas	—	—	—	—	—	—	—	—	—	(7)
Europe	—	—	—	—	—	—	—	—	—	—
Asia	—	—	—	—	—	—	—	—	—	—
Pacific	22	25	79	74	30	26	5	7	—	—
Other	—	—	—	—	—	—	—	—	—	—
Total	1,920	763	3,299	1,177	1,416	413	182	122	355	439

	31 Mar 2009 $m	30 Sep 2008 $m
Specific Provisions
Individually assessed provisions	1,416	413
Collectively assessed provisions for impaired assets	182	122
Total impaired loan provisions	1,598	535

Ratio of total impairment loan provisions to total impaired loans	48.4%	45.4%

(1) Westpac losses reported for the period from 1 October 2008 to 31 March 2009. St.George losses reported for the period from 18 November 2008 to 31 March 2009.

5.	CREDIT RISK	Pillar 3 Report March 2009

Impaired & past due facilities, specific provisions, charges for specific provision & write-offs

	Items past 90 days
	but well secured		Impaired loans		Actual losses
					for the 6 mth	for the 12 mth
	31 Mar	30 Sep	31 Mar	30 Sep	period ended	period ended
	2009	2008	2009	2008	31 Mar 2009(2)	30 Sep 2008
	$m	$m	$m	$m	$m	$m
Corporate	1	—	1,090	332	(2)	17
Business lending	165	110	203	181	29	52
Sovereign	—	—	—	—	—	—
Bank	—	—	7	6	—	—
Residential mortgages	778	528	318	193	22	21
Australian credit cards	—	—	67	60	108	185
Other retail	2	—	62	50	55	117
Small business	68	47	50	35	25	39
Specialised lending(1)	243	53	380	148	14	7
Securitisation - Westpac	—	—	43	56	—	—
Total	1,257	738	2,220	1,061	251	438

Standardised - Westpac	22	25	240	116	42	1
Securitisation - St.George	—	n/a	—	n/a	—	n/a
Standardised - St.George	641	n/a	839	n/a	62	n/a
Total	1,920	763	3,299	1,177	355	439

(1)	Specialised lending: property & project finance.
(2)	Westpac losses reported for the period from 1 October 2008 to 31 March 2009. St.George losses reported for the period from 18 November 2008 to 31 March 2009.

5.	CREDIT RISK	Pillar 3 Report March 2009

Impaired & past due facilities, specific provisions, charges for specific provisions & write-offs

	Specific Provisions
			Collectively assessed provisions
	Individually assessed provisions		for impaired assets		Regulatory expected loss
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008
	$m	$m	$m	$m	$m	$m
Corporate	732	175	—	—	1,103	467
Business lending	87	68	3	2	452	368
Sovereign	—	—	—	—	1	—
Bank	5	5	—	—	10	10
Residential mortgages	70	40	15	9	423	354
Australian credit cards	—	—	64	65	264	228
Other retail	9	—	14	31	188	161
Small business	10	8	11	8	116	110
Specialised lending(1)	113	37	1	—	774	555
Securitisation - Westpac	12	12	—	—	—	—
Total	1,038	345	108	115	3,331	2,253

Standardised - Westpac	139	68	5	7
Securitisation - St.George	—	n/a	—	n/a
Standardised - St.George	239	n/a	69	n/a
Total	1,416	413	182	122

(1) Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 4(h) Reconciliation of changes in the provisions/reserve for credit impairment(1)

	For the 6 mth	For the 12 mth
	period ended	period ended
	31 Mar 2009(2)	30 Sep 2008
	$m	$m
Collectively assessed provisions
Balance at beginning of the period	1,761	1,410
Acquired provisions including fair value adjustments	893	—
New provisions raised	584	606
Write-offs	(261)	(378)
Discount unwind	114	130
Exchange rate adjustments	(24)	(7)
Total	3,067	1,761

Individually assessed provisions
Balance at beginning of period	413	148
Acquired provisions including fair value adjustments	110	—
New individually assessed provisions	1,027	447
Write-backs	(36)	(90)
Write-offs	(112)	(93)
Discount unwind	(6)	(6)
Exchange rate adjustments	20	7
Total	1,416	413

Total provisions for impairment losses on loans and credit commitments	4,483	2,174
General reserve for credit losses adjustment	—	14
Total provision plus general reserve for credit losses	4,483	2,188

Table 4(i) Exposures subject to Standardised & Advanced IRB approaches

This is the only table in which Standardised exposures are split by regulatory portfolios. In all other tables they are grouped under the Standardised heading, while portfolio totals refer to Advanced IRB exposures only.

	Standardised		Standardised
	- St.George		- Westpac		Advanced IRB		Total
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008
	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	12,801	n/a	—	—	97,071	95,313	109,872	95,313
Business lending	27,554	n/a	812	679	45,539	45,243	73,905	45,922
Sovereign	1	n/a	490	605	5,705	11,963	6,196	12,568
Bank	2,335	n/a	152	74	22,400	38,194	24,887	38,268
Residential mortgages	68,375	n/a	1,103	986	207,052	183,376	276,530	184,362
Australian credit cards	1,787	n/a	—	—	14,145	15,353	15,932	15,353
Other retail	4,517	n/a	3,412	4,482	4,935	4,823	12,864	9,305
Small business	—	n/a	—	—	9,135	8,270	9,135	8,270
Specialised lending(3)	—	n/a	218	218	30,547	30,798	30,765	31,016
Securitisation - Westpac	—	n/a	—	—	20,978	22,591	20,978	22,591
Securitisation - St.George	1,292	n/a	—	n/a	—	n/a	1,292	n/a
Total	118,662	n/a	6,187	7,044	457,507	455,924	582,356	462,968

% of total	20%	n/a	1%	2%	79%	98%	100%	100%

(1)	This table duplicates information found in Note 12 to the 2009 Interim Profit Announcement.
(2)	Westpac provisions reported for the period from 1 October 2008 to 31 March 2009. St.George provisions reported for the period from 18 November 2008 to 31 March 2009.
(3)	Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 5                                Credit risk – disclosures for portfolios subject to the Standardised approach and supervisory risk-weights in the IRB approaches

This table presents Westpac’s Standardised and specialised lending exposures categorised by regulatory risk weight. The equivalent information for other credit exposures can be found in Table 6(d).

Names of external credit assessment institutions (ECAIs) used, plus reasons for any changes

ECAIs are not used in the determination of regulatory capital for those portfolios subject to the Standardised approach because the portfolios are predominantly comprised of personal and small to medium sized business borrowers.

Table 5 (b)

Portfolios subject to Standardised approach for Westpac Banking Group

	Regulatory exposure at default				Risk Weighted Assets
	31 Mar	31 Mar	30 Sep	30 Sep	31 Mar	30 Sep
	2009	2009	2008	2008	2009	2008
Risk weight %	$m	%	$m	%	$m	$m
0%	94	—	99	1%	—	—
20%	5,302	4%	2,496	36%	1,061	499
35%	56,093	45%	977	14%	19,633	342
50%	14,222	12%	—	—	7,111	—
75%	2,131	2%	—	—	1,598	—
100%	45,486	37%	3,401	48%	45,486	3,401
150%	229	—	71	1%	344	106
Total	123,557	100%	7,044	100%	75,233	4,348

Portfolios subject to Standardised approach for St.George Banking Group only(1)

	Regulatory exposure at default				Risk Weighted Assets
	31 Mar	31 Mar	30 Sep	30 Sep	31 Mar	30 Sep
	2009	2009	2008	2008	2009	2008
Risk weight %	$m	%	$m	%	$m	$m
0%	1	—			—
20%	3,684	3%			737
35%	55,136	47%			19,297
50%	14,144	12%	n/a		7,072	n/a
75%	2,093	2%			1,570
100%	42,157	36%			42,157
150%	155	—			233
Total	117,370	100%			71,066

Disclosures for portfolios subject to supervisory risk-weights in the IRB approach

Assets subject to supervisory risk-weights in the IRB approach include assets categorised as specialised lending, where a regulatory capital “slotting” approach applies.

Westpac currently has exposures to both property finance and project finance within this category. For the mapping of Westpac risk grades to external rating equivalents where a regulatory capital “slotting” approach applies, see page 11.

(1)	Note that these figures are included in the Westpac Banking Group table above.

5.	CREDIT RISK	Pillar 3 Report March 2009

Property finance subject to supervisory risk-weights in the IRB approach

		Regulatory exposure at default				Regulatory expected loss		Risk Weighted Assets
	Risk	31 Mar	31 Mar	30 Sep	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	weight	2009	2009	2008	2008	2009	2008	2009	2008
Supervisory slotting grade	%	$m	%	$m	%	$m	$m	$m	$m
Strong	70%	5,535	19%	5,111	17%	22	20	3,874	3,577
Good	90%	14,969	50%	16,041	53%	120	128	13,472	14,437
Satisfactory	115%	7,434	25%	7,845	26%	208	220	8,549	9,022
Weak	250%	1,295	4%	923	3%	104	74	3,238	2,309
Default	0%	623	2%	208	1%	311	104	—	—
Total		29,856	100%	30,128	100%	765	546	29,133	29,345

Project finance subject to supervisory risk-weights in the IRB approach

		Regulatory exposure at default				Regulatory expected loss		Risk Weighted Assets
	Risk	31 Mar	31 Mar	30 Sep	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	weight	2009	2009	2008	2008	2009	2008	2009	2008
Supervisory slotting grade	%	$m	%	$m	%	$m	$m	$m	$m
Strong	70%	413	60%	445	67%	2	2	289	312
Good	90%	211	30%	141	21%	2	1	190	127
Satisfactory	115%	1	—	15	2%	—	—	1	17
Weak	250%	66	10%	69	10%	5	6	165	172
Default	0%	—	—	—	—	—	—	—	—
Total		691	100%	670	100%	9	9	645	628

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 6                                    Credit risk — disclosures for portfolios subject to IRB approaches

Explanation and review

Internal credit risk ratings system

In addition to using the credit risk estimates as the basis for regulatory capital purposes, they are also used in the following processes:

Economic capital

Westpac allocates economic capital to all exposures. Economic capital includes both credit and non-credit components. Economic credit capital is allocated using a framework that considers estimates of PD, LGD, EAD, total committed exposure and loan tenor, as well as measures of portfolio composition not reflected in regulatory capital formulae(1).

Provisioning

Impairment provisions are reserves held by Westpac to cover credit losses that are incurred in the loan portfolio. Individual provisions are calculated on impaired loans taking into account management’s best estimate of the present value of future cash flows. Collective provisions are established on a portfolio basis taking into account the level of arrears, collateral, past loss experience and emergence periods. Transaction-managed portfolio provisions use the risk grading framework and suitable PD, LGD and EADs assigned to each customer/facility as the basis for the calculation. Program-managed portfolios use estimated loss rates based on recent past experience as the primary basis of the calculation.

Risk adjusted performance measurement

Business performance is measured using economic profit which incorporates charges for economic credit capital as well as capital for other risk types.

Pricing

Westpac prices loans so as to produce an acceptable return on the economic capital allocated to the loan. Returns include interest income and fees after expected credit losses and other costs.

Credit approval

For transaction-managed facilities the approval authorities are allocated based on the CRG, with lower limits applicable for customers with a higher probability of default.

Program-managed facilities are approved on the basis of application scorecard outcomes and product based approval authorities.

Credit risk mitigation

See pages 37 and 38.

Control mechanisms for the credit risk rating system include:

•                    Westpac’s credit risk rating system is reviewed annually to ensure the rating criteria and procedures are appropriate given the current portfolio and external conditions;

•                    the BRMC monitors the risk profile, performance and management of Westpac’s credit portfolio and development and review of key credit risk policies;

•                    all models materially impacting the risk rating process are reviewed annually in accordance with Westpac’s model risk policy;

•                    Portfolio Risk Review undertake an annual end-to-end technical and operational review of the overall process; and

•                    specific credit risk estimates (including PD, LGD and EAD levels) are overseen, reviewed annually and approved by the Credit Risk Estimates Committee (a sub-committee of CREDCO).

(1)

Westpac uses economic capital as the basis for risk-adjusted decision making across the Group. Westpac allows differences between economic and regulatory capital where such differences drive better medium term to long term business decisions.

5.	CREDIT RISK	Pillar 3 Report March 2009

Description of internal ratings process by portfolio

Transaction-managed portfolio

Process for assignment and approval of individual customer PDs and facility LGDs

Line business unit representatives recommend the CRG and facility LGDs under the guidance of criteria set out in established credit policies. Each CRG is associated with an estimated probability of default (PD).

Credit officers independently evaluate the recommendations, and approve the final customer risk grade and facility LGDs. Credit officers may override line business unit recommendations.

An expert judgement decisioning process is employed to evaluate CRG, and the outputs of various risk grading models are used as one of several inputs into that process.

For on-going exposures to transaction-managed customers, risk grades and facility LGDs are required to be reviewed at least annually, but also whenever material changes occur.

Description of permitted material deviations from the reference definition of default and segments affected

No material deviation from the reference definition of default is permitted.

Types of exposure included

APS asset class	Types of exposures
Corporate, Business lending, Sovereign and Bank	Direct lending Contingent lending Pre-settlement Asset warehousing Underwriting Secondary market trading Foreign exchange settlement Other intraday settlement obligations

Program-managed portfolio, including small business residential mortgages, Australian credit cards and other retail.

Process for assignment of PDs, LGDs and EADs

The Retail portfolio is divided into a number of pools per product. These pools are created by analysing the homogeneity of risk characteristics that have historically proven predictive in determining whether an account is likely to go into default.

Description of permitted material deviations from the reference definition of default and segments affected

No material deviation from the reference definition of default is permitted.

Types of exposure included in the portfolio

Retail asset classes are split into following categories of products:

APS asset classes	Types of exposures
Residential mortgages	Mortgages Equity access loans
Australian credit cards	Australian credit cards
Other retail	Personal loans Overdrafts New Zealand credit cards Auto and equipment finance Business development loans Business overdrafts Other term products

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 6(d) Disclosures for portfolios subject to IRB approaches

Westpac has classified its transaction-managed exposures by the external credit rating to which the internally assigned credit risk grade aligns. Because there is a many-to-one relationship between internal ratings and external grades, probability of default will vary from portfolio to portfolio for the same external grade. Westpac’s program-managed exposures are classified by PD band. The average PD within a band likewise varies from portfolio to portfolio.

For non-defaulted exposures, Regulatory expected loss is defined as the product of EAD, PD and LGD. For defaulted exposures, Regulatory expected loss is based upon best estimates of loss. Expected loss is calculated at the facility level and then aggregated. However, multiplying the aggregates of the EAD, PD and LGD, as reported in the tables below (e.g. 2,920 x 17.61% x 53%), does not equal the aggregate Regulatory expected loss (284) because the product of two averages does not equal the average of a product.

All exposures described in Table 6 reflect the Westpac Banking Group with all foreign currency exposures converted into Australian dollars.

Corporate

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Rating	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
AAA	1,120	830	57	565	1,177	1,395	0.01%	0.01%	19%	36%	—	—	78	176	7%	13%
AA	1,509	4,540	2,385	2,203	3,894	6,743	0.02%	0.02%	38%	33%	1	1	424	570	11%	8%
A	14,626	14,678	9,408	7,809	24,034	22,487	0.05%	0.05%	50%	46%	6	6	5,040	4,224	21%	19%
BBB	30,602	31,139	15,064	15,462	45,667	46,601	0.24%	0.26%	47%	47%	52	56	21,720	22,442	48%	48%
BB	13,308	11,731	4,513	4,058	17,820	15,789	1.14%	1.25%	43%	42%	87	83	16,753	15,151	94%	96%
B	408	169	114	98	522	267	2.98%	3.27%	44%	42%	7	4	690	343	132%	129%
Other	2,492	1,379	428	342	2,920	1,721	17.61%	17.31%	53%	52%	284	168	7,926	4,731	271%	275%
Subtotal	64,065	64,466	31,969	30,537	96,034	95,003	0.89%	0.67%	46%	45%	437	318	52,631	47,637	55%	50%
Default	1,027	305	10	5	1,037	310	100.00%	100.00%	65%	56%	666	149	1,020	845	98%	272%
Total	65,092	64,771	31,979	30,542	97,071	95,313	1.95%	0.99%	47%	45%	1,103	467	53,651	48,482	55%	51%

5.	CREDIT RISK	Pillar 3 Report March 2009

Business lending

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Rating	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
AAA	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
AA	3	4	3	5	7	9	0.03%	0.03%	40%	45%	—	—	1	1	15%	15%
A	176	189	85	81	261	270	0.06%	0.06%	37%	42%	—	—	45	53	17%	20%
BBB	4,892	4,912	1,831	1,818	6,722	6,730	0.31%	0.34%	29%	30%	6	7	2,274	2,507	34%	37%
BB	28,318	28,624	5,936	6,240	34,254	34,864	1.47%	1.59%	29%	30%	146	167	20,457	22,179	60%	64%
B	1,409	1,326	150	161	1,559	1,487	2.98%	3.27%	29%	31%	14	15	1,105	1,183	71%	80%
Other	2,135	1,435	165	129	2,300	1,564	17.13%	14.02%	34%	37%	135	78	3,395	2,366	148%	151%
Subtotal	36,933	36,490	8,170	8,434	45,103	44,924	2.14%	1.88%	29%	30%	301	267	27,277	28,289	60%	63%
Default	420	305	16	14	436	319	100.00%	100.00%	43%	44%	151	101	956	778	219%	244%
Total	37,353	36,795	8,186	8,448	45,539	45,243	3.08%	2.57%	29%	30%	452	368	28,233	29,067	62%	64%

Sovereign

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Rating	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
AAA	1,538	8,342	479	442	2,017	8,784	0.01%	0.01%	6%	6%	—	—	16	47	1%	1%
AA	859	569	1,250	1,262	2,109	1,831	0.02%	0.02%	21%	16%	—	—	90	61	4%	3%
A	617	642	288	257	905	899	0.03%	0.04%	17%	22%	—	—	66	74	7%	8%
BBB	119	178	539	254	658	432	0.25%	0.16%	24%	23%	1	—	173	70	26%	16%
BB	5	5	9	10	14	15	2.20%	2.47%	33%	31%	—	—	11	13	82%	88%
B	1	1	1	1	2	2	2.98%	3.27%	35%	30%	—	—	2	2	108%	115%
Other	—	—	—	—	—	—	—%	—%	—%	—%	—	—	—	—	—%	—%
Subtotal	3,139	9,737	2,566	2,226	5,705	11,963	0.05%	0.02%	15%	9%	1	—	358	267	6%	2%
Default	—	—	—	—	—	—	—%	—%	—%	—%	—	—	—	—	—%	—%
Total	3,139	9,737	2,566	2,226	5,705	11,963	0.05%	0.02%	15%	9%	1	—	358	267	6%	2%

5.	CREDIT RISK	Pillar 3 Report March 2009

Bank

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Rating	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
AAA	645	450	4	—	649	450	0.01%	0.01%	27%	31%	—	—	60	56	9%	12%
AA	8,719	28,725	1,106	2,292	9,825	31,017	0.02%	0.02%	57%	51%	2	4	1,612	4,253	16%	14%
A	9,925	5,564	1,409	854	11,334	6,418	0.04%	0.04%	57%	59%	2	2	2,301	1,369	20%	21%
BBB	387	212	156	65	542	277	0.19%	0.22%	43%	48%	—	—	217	109	40%	39%
BB	6	26	—	—	6	26	1.15%	1.20%	60%	60%	—	—	9	36	135%	139%
B	7	—	29	—	36	—	2.98%	—	60%	—	1	—	73	—	203%	—
Other	—	1	—	—	—	1	—	25.81%	—	60%	—	—	—	2	—	350%
Subtotal	19,689	34,978	2,704	3,211	22,392	38,189	0.04%	0.03%	56%	52%	5	6	4,272	5,825	19%	15%
Default	7	5	—	—	8	5	100.00%	100.00%	60%	60%	5	4	—	—	—	—
Total	19,696	34,983	2,704	3,211	22,400	38,194	0.07%	0.04%	56%	52%	10	10	4,272	5,825	19%	15%

Residential mortgages

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
Probability	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
of default (%)	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
0.0 to 0.10	70,842	46,286	12,506	7,975	83,349	50,398	0.07%	0.07%	20%	20%	11	7	3,163	1,858	4%	4%
0.10 to 0.25	33,670	50,958	12,820	15,187	44,433	58,911	0.17%	0.14%	20%	20%	15	17	3,345	3,891	8%	7%
0.25 to 1.0	41,771	34,576	4,880	4,667	45,039	36,693	0.57%	0.54%	20%	20%	52	41	8,174	6,471	18%	18%
1.0 to 2.5	22,992	24,278	898	1,462	23,701	25,328	1.60%	1.19%	21%	21%	79	63	8,808	7,879	37%	31%
2.5 to 10.0	7,724	9,399	61	104	7,779	9,642	3.73%	3.45%	20%	20%	60	68	4,719	5,551	61%	58%
10.0 to 99.99	1,400	1,360	6	12	1,406	1,390	32.19%	30.29%	20%	20%	92	85	1,659	1,647	118%	119%
Subtotal	178,399	166,857	31,171	29,407	205,707	182,362	0.74%	0.75%	20%	20%	309	281	29,868	27,297	15%	15%
Default	1,345	1,014	9	8	1,345	1,014	100.00%	100.00%	21%	21%	114	73	2,685	2,059	200%	203%
Total	179,744	167,871	31,180	29,415	207,052	183,376	1.38%	1.30%	20%	20%	423	354	32,553	29,356	16%	16%

5.	CREDIT RISK	Pillar 3 Report March 2009

Australian credit cards

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
Probability	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
of default (%)	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
0.0 to 0.10	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
0.10 to 0.25	1,217	1,312	9,441	9,198	4,788	5,662	0.22%	0.21%	71%	66%	7	8	415	437	9%	8%
0.25 to 1.0	2,922	1,189	4,806	3,841	5,352	3,382	0.66%	0.44%	71%	66%	25	10	1,105	481	21%	14%
1.0 to 2.5	1,567	3,377	405	742	1,984	4,232	1.72%	1.16%	72%	66%	25	32	864	1,276	44%	30%
2.5 to 10.0	1,100	1,229	232	756	1,296	1,626	4.94%	4.58%	73%	68%	47	51	1,193	1,317	92%	81%
10.0 to 99.99	593	351	128	109	648	383	20.18%	23.55%	73%	69%	96	63	1,147	689	177%	180%
Subtotal	7,399	7,458	15,012	14,646	14,068	15,285	1.95%	1.57%	71%	66%	200	164	4,724	4,200	34%	27%
Default	77	68	7	8	77	68	100.00%	100.00%	71%	70%	64	64	1	—	1%	—
Total	7,476	7,526	15,019	14,654	14,145	15,353	2.49%	2.01%	71%	66%	264	228	4,725	4,200	33%	27%

Other retail

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
Probability	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
of default (%)	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
0.0 to 0.10	15	—	111	—	125	—	0.10%	—	61%	—	—	—	20	—	16%	—
0.10 to 0.25	1	19	68	202	13	143	0.25%	0.14%	68%	86%	—	—	4	41	34%	29%
0.25 to 1.0	758	807	1,772	1,739	1,385	1,324	0.48%	0.48%	64%	66%	4	4	648	645	47%	49%
1.0 to 2.5	1,331	1,158	322	354	1,491	1,348	1.60%	1.51%	71%	71%	17	15	1,333	1,188	89%	88%
2.5 to 10.0	1,208	1,416	205	229	1,341	1,557	4.44%	4.28%	75%	71%	45	48	1,544	1,698	115%	109%
10.0 to 99.99	460	327	24	23	489	376	23.09%	22.61%	72%	71%	81	61	761	618	156%	164%
Subtotal	3,773	3,727	2,502	2,547	4,844	4,748	4.19%	3.76%	70%	70%	147	128	4,310	4,190	89%	88%
Default	91	75	9	10	91	75	100.00%	100.00%	68%	71%	41	33	291	269	320%	361%
Total	3,864	3,802	2,511	2,557	4,935	4,823	5.96%	5.25%	70%	70%	188	161	4,601	4,459	93%	92%

5.	CREDIT RISK	Pillar 3 Report March 2009

Small business

			Regulatory		Regulatory		Regulatory		Regulatory		Regulatory		Risk		Average
	Regulatory		committed		exposure		probability		loss		expected		Weighted		Risk
	outstandings		undrawn		at default		of default		given default		loss		Assets		Weight
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
Probability	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
of default (%)	$m	$m	$m	$m	$m	$m	%	%	%	%	$m	$m	$m	$m	%	%
0.0 to 0.10	623	566	12	—	636	566	0.09%	0.09%	44%	44%	—	—	69	61	11%	11%
0.10 to 0.25	1,002	842	251	—	1,253	842	0.18%	0.18%	44%	44%	1	1	218	148	17%	18%
0.25 to 1.0	2,307	2,276	759	758	2,989	2,479	0.47%	0.43%	28%	31%	4	3	555	487	19%	20%
1.0 to 2.5	2,217	2,315	231	326	2,396	2,395	2.00%	2.02%	32%	32%	15	16	1,043	1,087	44%	45%
2.5 to 10.0	533	621	339	310	587	757	4.80%	4.48%	27%	20%	7	7	246	235	42%	31%
10.0 to 99.99	1,038	1,037	25	243	1,064	1,073	11.94%	13.17%	46%	45%	57	62	898	936	84%	87%
Subtotal	7,720	7,657	1,617	1,637	8,925	8,112	2.46%	2.91%	35%	34%	84	89	3,029	2,954	34%	36%
Default	210	157	10	12	210	158	100.00%	100.00%	28%	28%	32	21	479	383	228%	242%
Total	7,930	7,814	1,627	1,649	9,135	8,270	4.71%	4.77%	34%	34%	116	110	3,508	3,337	38%	40%

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 6(e) Actual losses(1)

					Write-offs from
	Write-offs direct		Legal & recovery costs		provisions		Recoveries		Actual losses
	For the 6 mth	For the 12 mth	For the 6 mth	For the 12 mth	For the 6 mth	For the 12 mth	For the 6 mth	For the 12 mth	For the 6 mth	For the 12 mth
	period ended	period ended	period ended	period ended	period ended	period ended	period ended	period ended	period ended	period ended
	31 Mar 2009	30 Sep 2008	31 Mar 2009	30 Sep 2008	31 Mar 2009	30 Sep 2008	31 Mar 2009	30 Sep 2008	31 Mar 2009(1)	30 Sep 2008
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	—	4	—	1	—	19	(2)	(7)	(2)	17
Business lending	3	9	2	4	24	40	—	(1)	29	52
Sovereign	—	—	—	—	—	—	—	—	—	—
Bank	—	—	—	—	—	—	—	—	—	—
Residential mortgages	4	5	—	—	17	17	1	(1)	22	21
Australian credit cards	105	194	—	—	—	—	3	(9)	108	185
Other retail	60	128	—	—	—	—	(5)	(11)	55	117
Small business	19	29	1	1	7	11	(2)	(2)	25	39
Specialised lending(2)	—	—	1	1	13	6	—	—	14	7
Securitisation - Westpac	—	—	—	—	—	—	—	—	—	—
Total	191	369	4	7	61	93	(5)	(31)	251	438

Standardised - Westpac	5	2	—	—	42	—	(5)	(1)	42	1
Securitisation - St.George	—	n/a	—	n/a	—	n/a	—	n/a	—	n/a
Standardised - St.George	61	n/a	—	n/a	9	n/a	(8)	n/a	62	n/a
Total	257	371	4	7	112	93	(18)	(32)	355	439

(1) Westpac losses reported for the period from 1 October 2008 to 31 March 2009. St.George losses reported for the period from 18 November 2008 to 31 March 2009.

(2) Specialised lending: property & project finance.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 7                                    Credit risk mitigation disclosures

This table describes the way in which Westpac reduces its credit risk by using collateral, guarantees or credit derivatives. St.George has in the past reduced its credit risk by using collateral and guarantees. The following description of Westpac’s credit risk mitigation activities incorporates the expansion of the business following the merger with St.George Bank.

Approach

Westpac recognises credit risk mitigation only when formal legal documentation is held that establishes Westpac’s direct, irrevocable and unconditional recourse to the collateral or to an unrelated mitigation provider. The minimum standards to be met so that credit risk mitigation can be recognised are embodied in Westpac’s credit rules and policies. All proposals for risk mitigation require a formal submission confirming compliance with these standards, for approval by an independent credit officer. Independent credit officer approval is also required for existing mitigation to be discontinued or withdrawn.

The amount of credit risk mitigation recognised is the face value of the mitigation instrument, which is adjusted by the application of discounts for any maturity and/or currency mismatch with the underlying obligation, so that a discounted amount is recognised when calculating the residual exposure after mitigation.

For regulatory capital purposes Westpac addresses credit risk mitigation as follows:

•                    exposures secured by cash, eligible financial collateral or where protection is bought via credit linked notes, provided the proceeds are invested in either cash or eligible financial collateral, are included at the gross value, with Risk Weighted Assets for the portion thus secured calculated by applying a 5% LGD;

•                    exposures that are mitigated by way of eligible guarantees, standby letters of credit or similar instruments, where Westpac has direct recourse to a third party on default or non—payment by the customer, or credit protection bought via credit default swaps where Westpac is entitled to recover either full principal or credit losses on occurrence of defined credit events, are treated under double default(1) rules where the protection provider is a financial firm rated A or better;

•                    exposure mitigated by way of guarantee, letter of credit, credit default swap or similar instruments, where the criteria in the preceding point are not met, are treated under the substitution approach.

Structure and organisation

The business unit responsible for managing the overall risk in Westpac’s corporate, sovereign and bank credit portfolios, Westpac Institutional Bank, uses a variety of instruments, including securitisation and single name credit default swaps, to manage loan and counterparty risk. Westpac Institutional Bank includes a dedicated portfolio trading desk with the specific mandate of actively monitoring the underlying exposure and the offsetting hedge book.

Risk reporting

Monthly reports are issued, which detail risk mitigated facilities where the mitigation instruments mature within 30 — 90 days. An independent operational unit supervises this process to ensure that the relevant business and credit risk management units’ decisions are taken and actions implemented in a timely fashion.

Specific reporting is maintained and monitored on the matching of hedges with underlying facilities, with any adjustments to hedges (e.g. unwinds or extensions) managed dynamically.

Balance sheet netting

Risk reduction by way of current account set—offs is recognised for exposures to creditworthy customers domiciled in Australia and New Zealand only. Customers are required to enter into formal agreements giving Westpac the unfettered right to set—off gross credit and debit balances in their nominated accounts to determine Westpac’s net exposure within each of these two jurisdictions. Cross—border set—offs are not permitted.

Close—out netting is undertaken for off—balance sheet financial market transactions with counterparties with whom Westpac has entered into master dealing agreements which allow such netting in specified jurisdictions. Close-out netting effectively aggregates pre-settlement risk exposure at time of default, thus reducing overall exposure.

Collateral valuation and management

Westpac revalues all financial markets and associated collateral positions on a daily basis to monitor the net risk position, and has formal processes in place to ensure calls for collateral top—up or exposure reduction are made promptly. An independent operational unit has responsibility for monitoring these positions. The collaterisation arrangements are documented via the Support Annex of the International Swaps and Derivatives Association (ISDA) dealing agreement.

Types of collateral taken

Westpac recognises the following as eligible collateral for credit risk mitigation by way of risk reduction:

•                    cash (Australian dollars (AUD), New Zealand dollars (NZD), United States dollars (USD), British pounds (GBP), or Euro (EUR) only);

•                    bonds issued by Australian Commonwealth, State and Territory government or their Public Sector Enterprises, provided these attract a zero risk-weighting under APS 112;

•                    securities issued by other specified AAA rated sovereign governments; and

•                    credit-linked notes, provided the proceeds are invested in cash or other eligible collateral described above.

(1) Refer to the Glossary for a definition of double default rules.

5.	CREDIT RISK	Pillar 3 Report March 2009

Guarantor/credit derivative counterparties

For mitigation by risk transfer, Westpac only recognises unconditional irrevocable guarantees or standby letters of credit issued by, or eligible credit derivative protection bought from, the following entities provided they are not related to the underlying obligor:

•                    sovereign entities;

•                    public sector entities;

•                    banks or securities firms; and

•                    other entities with a minimum risk grade equivalent of A—.

Market and/or credit risk concentrations

When Westpac uses credit risk mitigation techniques to reduce counterparty exposure, limits are applied to both gross (i.e. pre mitigation) and net exposure.

Furthermore, exposure is recorded against the provider of any credit risk mitigation and a limit framework prevents excessive concentration to such counterparties.

All exposures to risk transfer counterparties are separately approved under Westpac’s usual credit approval process, with the amount and tenor of mitigation recorded against the counterparty in Westpac’s exposure management systems. The credit quality of mitigation providers is reviewed regularly in accordance with Westpac’s usual periodic review processes.

Market risks arising from credit risk mitigation activities are managed similarly to market risks arising from any other trading activities.

These risks are managed under either the market risk banking book or trading book frameworks as appropriate.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 7(b-c) Total exposure covered by collateral, credit derivatives & guarantees

			Total exposure
	Total exposure		for which some		Eligible financial		Exposures covered by		Exposures covered by		Total exposure
	before mitigation		credit risk is mitigated		collateral		guarantees		credit derivatives		after mitigation
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Corporate	97,780	97,691	5,963	8,195	2,618	2,562	31	131	678	2,247	97,071	95,313
Sovereign	5,705	11,963	233	151	—	—	233	151	—	—	5,705	11,963
Bank	21,691	35,816	5,387	12,721	1,150	4,908	263	357	2,005	564	22,400	38,194
Standardised - St.George(1)	42,690	n/a	1,192	n/a	303	n/a	47	n/a	—	n/a	42,690	n/a
Total	167,866	145,470	12,775	21,067	4,101	7,470	544	639	2,683	2,811	167,866	145,470

(1) Westpac has no Standardised exposures for which any credit risk is mitigated by financial collateral, guarantees or credit derivatives.

5.	CREDIT RISK	Pillar 3 Report March 2009

Table 8                                    General disclosure for exposures related to counterparty credit risk

This table describes Westpac’s exposure to credit risk arising from its financial markets business. The description below incorporates the expansion of the business following the merger with St.George.

Approach

Westpac’s process for managing derivatives and counterparty credit risk is based on the assessment of the potential future credit risk Westpac is exposed to when dealing in financial markets (FM) products. Westpac simulates future market rates by imposing shocks on correlation and volatility factors and assessing the effect these shocks have on the mark—to-market value of Westpac’s positions. These simulated exposure numbers are then checked against pre—settlement risk limits that are set at the counterparty level.

Structure and organisation

The Financial Markets and Treasury Credit management team is charged with managing the counterparty credit exposure arising from derivatives and treasury products.

Risk reporting

Westpac actively reassesses and manages the counterparty credit exposure sourced from the derivatives business via an end-of-day Monte Carlo simulation of the derivatives portfolio that updates forecasts of potential future credit exposure via movements in market rates. This information is then loaded against the FM credit limit management system. Limit violations or excesses are segregated in a report, which is actioned under strict timeframes by credit managers.

Risk mitigation

Mitigation is achieved in a number of ways:

•                    the limit system monitors for breaches of the pre—determined limits, with any violations being immediately highlighted to credit staff;

•                    Westpac has collateral agreements with its largest counterparties. The market value of the counterparty’s portfolio is used to recalculate the credit position at each end of day, with collateral being called for when certain pre—set limits are met;

•                    credit derivatives are used to mitigate credit exposure against certain counterparties;

•                    incorporating right—to—breaks in Westpac’s contracts, effectively reducing the tenor of the risk;

•                    signing ISDA netting agreements, thus allowing the exposure across a portfolio of trades to be netted;

•                    regular marking to market and settling of the Foreign exchange components of foreign exchange reset contracts; and

•                    downgrade triggers in documentation that, if breached, require the counterparty to provide collateral.

Credit limits

The risk management methodology for counterparty derivatives exposures is similar to the credit methodology for transactions-managed loans. The main difference is in the estimation of the EAD for derivative exposures.

EAD for derivative exposures is based on expected future exposure (EFE). EFE is calculated as the average of all positive to market values. EFE calculation takes into account eligible netting agreements. All EFE exposures are scaled up in order to capture the dependency between market values of transactions across counterparties, and the correlation between market and credit risks.

Counterparty credit limits are approved on an uncommitted and unadvised basis by independent credit officers. This follows an evaluation of each counterparty’s credit worthiness and establishing an agreed credit risk appetite for the nature and extent of prospective business.

Securing collateral and establishing credit reserves

Most collateral agreements negotiated by Westpac require daily reassessment of exposure positions in order to determine whether additional collateral must be called for. Under this process, the market value of the customer’s portfolio is assessed daily with demands being sent out by the collateral team on the following day. The collateral received is subject to haircuts depending on type and maturity. In line with the requirements of AASB 139 Financial Instruments: Recognition and Measurement, counterparty credit risk takes into account the adjusted fair value of the derivative instrument involved.

Wrong—way risk exposures

Wrong-way risk exposures using credit derivatives are controlled by only buying protection from highly rated counterparties. Wrong-way risk exposures refers to derivative transactions for which there is significant positive dependency between counterparty’s default and the mark-to-market value of the transaction. There should be no obvious correlation between the protection seller and the customer (e.g. bought protection covering a government risk should not be bought from a bank or entity controlled or owned by that government). All transactions, including credit derivatives, are assessed by an independent credit officer who has the right to decline any transaction where they feel there is an unacceptably high correlation between ability to perform under the trade and the performance of the underlying counterparty.

Consequences of a downgrade in Westpac’s credit rating

Where an outright threshold and minimum transfer amount are agreed, there will not be any impact on the amount of collateral posted by Westpac in the event of a credit rating downgrade. Where the threshold and minimum transfer amount are tiered according to credit rating, the impact of Westpac being downgraded below AA would be: for a one notch downgrade to AA-, additional postings of AUD294m; while for a two notch downgrade to A+, additional postings would be AUD1,558m.

6.	SECURITISATION	Pillar 3 Report March 2009

A securitisation is a financial structure where the cash flow from a pool of assets is used to service obligations to at least two different tranches or classes of creditors (typically holders of debt securities), with each class or tranche reflecting a different degree of credit risk (i.e. one class of creditors is entitled to receive payments from the pool before another class of creditors).

Securitisation transactions are generally grouped into two broad categories:

•                    traditional or true sale securitisations, which involve the legal transfer of ownership of the underlying asset pool to a third party; and

•                    synthetic transactions, where the ownership of the pool remains with the originator and only the credit risk of the pool is transferred to a third party, using credit derivatives or guarantees.

Table 9                                    Securitisation disclosures

Approach

Westpac’s involvement in securitisation activities ranges from a seller of own assets to an investor in third-party transactions and includes the provision of securitisation services and funding for clients wishing to access capital markets.

St.George Bank has in the past securitised its own assets and provided securitisation services and funding for clients.

St.George Bank’s securitisation exposures include interest rate swaps and redraw facilities provided to Trusts operated by Crusade, the St.George sponsored securitisation conduit; holdings of subordinated notes in Crusade Trusts; and funding and liquidity facilities provided to third party securitisations.

The following description of Westpac’s securitisation activities incorporates the expansion of the business following the merger with St.George Bank.

Securitisation of Westpac originated assets

Securitisation is a tool of funding, liquidity and capital management. Securitisation gives Westpac the ability to liquefy a pool of assets. Securitisation increases Westpac’s wholesale funding capacity. In some cases securitised assets are removed from Westpac’s calculation of Risk Weighted Assets.

Westpac may provide, at arms length, facilities to a securitisation trust. The facilities typically entered into include the provision of liquidity, funding, underwriting and derivative contracts. Westpac has also securitised assets for contingent liquidity purposes but in this case the exposures are treated as if they had not been securitised.

Securitisation in the management of Westpac’s credit portfolio

Westpac uses securitisation, including portfolio credit default swaps, to manage its corporate and institutional loan and counterparty credit risk portfolios. Single name credit default swaps are not treated as securitisations but as credit risk mitigation facilities as noted on page 37. Transactions are entered into to manage counterparty credit risk or concentration risks.

Provision of securitisation services, including funding and management of conduit vehicles

Westpac provides a range of services to clients wishing to access asset backed financing through securitisation. Those services include access to the Asset Backed Commercial Paper Market through Waratah and Crusade, the Westpac sponsored securitisation conduits; the provision of warehouse and term funding of securitised assets on Westpac’s balance sheet; and arranging Asset Backed Bond issues. Westpac provides facilities to Waratah and Crusade including liquidity, funding, underwriting, credit enhancement and derivative contracts.

Key Objectives

Securitisation of Westpac originated assets

The securitisation of Westpac’s own assets achieves funding, liquidity and capital management objectives.

Securitisation in the management of Westpac’s credit portfolio

Westpac acts as principal in transactions and will buy and sell protection in order to meet its portfolio management objectives. Westpac also purchases securitisation exposure in order to earn income. All securitisation activity must follow Westpac’s credit approval processes.

Provision of securitisation services including funding and management of conduit vehicles

Westpac receives market-based fees in return for its services as servicer, swap counterparty, arranger and facility provider and programme fees, interest margins and bond distribution fees on warehouse and term funding facilities.

6.	SECURITISATION	Pillar 3 Report March 2009

Westpac’s role in the securitisation process

Securitisation activity	Role played by Westpac
Securitisation of Westpac originated assets	Asset originator Facility provider Servicer Swap provider Trust manager

Securitisation in the management of Westpac’s credit portfolio	Hedger — protection purchaser Investor — protection seller

Provision of securitisation services including funding and management of conduit vehicles	Arranger Bond distributor Credit enhancement provider Funder Liquidity facility provider Servicer Swap counterparty

Structure and organisation

Securitisation of Westpac originated assets

Westpac’s Treasury operation is responsible for funding, liquidity and capital management.

Securitisation in the management of Westpac’s credit portfolio

Westpac’s exposure arising from securitisation, including portfolio hedging, is managed by Debt Markets and integrated within Westpac’s normal risk reporting and management systems.

Provision of securitisation services including funding and management of conduit vehicles

These services are provided by the Debt Markets team and include the provision of liquidity, credit enhancement, funding and derivative facilities and servicer and arranger services.

Risk reporting

Credit exposure

Funding, liquidity, credit enhancement and redraw facilities, swap arrangements and counterparty exposures are captured and monitored in key source systems along with other facilities/derivatives entered into by Westpac.

Operational risk exposure

The operational risk review process for Westpac includes the identification of risks, controls and key performance indicators in relation to all securitisation activity and services provided by Westpac or any of its subsidiaries.

Market risk exposure

Exposures arising from transactions with securitisation conduits and other counterparties are captured as part of Westpac’s traded and non-traded market risk reporting and limit management framework.

Liquidity risk exposure

Exposure to and the impact of securitisation transactions are managed under the Market and Liquidity Risk Management framework and are integrated into routine reporting for capital and liquidity positions, net interest margin analysis, balance sheet forecasting and funding scenario testing. The annual funding plan incorporates consideration of overall liquidity risk limits and the level of securitisation of Westpac originated assets.

Risk mitigation

Securitisation of Westpac originated assets

The interest rate and basis risks generated by Westpac’s provision of hedge arrangements to a Westpac Securitisation Trust are captured and managed in Westpac’s Asset and Liability Management framework. The liquidity risk generated by Westpac’s provision of liquidity and redraw facilities to Westpac Securitisation Trusts is captured and managed in accordance with Treasury’s liquidity management policies along with all other contingent liquidity facilities.

Securitisation in the management of Westpac’s corporate and institutional credit portfolio

Transactions are approved in accordance with Westpac’s credit risk mitigation policy (see pages 37 and 38).

6.	SECURITISATION	Pillar 3 Report March 2009

Provision of securitisation services including funding and management of conduit vehicles

All securitisation transactions are approved within the context of a dedicated securitisation credit policy that sets detailed transaction-specific guidelines that regulate servicer counterparty risk appetite, transaction tenor, asset class, third party credit support and portfolio quality. This policy is applied in conjunction with other credit and market risk policies that govern the provision of derivative and other services that support securitisation transactions.

In particular, credit hedging transactions are subject to policy (see pages 37 and 38). Any interest rate or currency hedging is subject to counterparty credit risk management (see pages 40 and 41) and market risk management (see pages 50 and 51) policies and processes.

Regulatory capital approaches

The regulatory capital treatment of all securitisation exposures, except derivatives, is undertaken in accordance with APS  120 Securitisation. The approaches employed include the Standardised approach, the Ratings-Based Approach (RBA), where the regulator provides risk-weights that are matched to external credit ratings, and the Internal Assessment Approach (IAA), which largely mirrors the Ratings-Based Approach. The Supervisory Formula (SF), which determines a capital charge based on the attributes of the securitisation structure through an industry standard formula with pre-determined parameters, is used where the Ratings-Based and Internal Assessment approaches are deemed inappropriate.

Securitisation of Westpac originated assets

The assets sold to a Westpac Securitisation Trust are excluded from Westpac’s calculation of risk-adjusted assets if the provisions of APS 120 are satisfied. For capital adequacy purposes the interest rate and basis swaps; currency swaps; servicing functions; and liquidity and redraw facilities all satisfy the relevant provisions of APS 120.

Westpac applies the Standardised approach, the RBA and the SF when determining regulatory capital treatments for securitisation exposures.

Securitisation in the management of Westpac’s credit portfolio

Unless Westpac makes an election under APS 120, the underlying assets subject to synthetic securitisation are excluded from Westpac’s calculation of risk adjusted assets. They are replaced with the risk-weight of the applicable securitisation instrument, usually a credit default swap or underlying cash collateral. Westpac applies the Standardised approach, the RBA and the SF when determining regulatory capital treatments for securitisation exposures arising from the management of its credit portfolio.

Provision of securitisation services including funding and management of conduit services

Westpac applies the Standardised approach, the RBA and the IAA when determining regulatory capital requirements for the facilities associated with the provision of securitisation services to conduit vehicles.

The regulatory capital treatment of derivatives for securitisation exposures is currently undertaken in accordance with APS 113 pending resolution of issues relating to the practical application of APS 120 to this exposure. The difference in regulatory capital calculations using APS 120 and APS 113 is immaterial.

Westpac’s accounting policies for securitisation activities

Securitisation of Westpac originated assets

The assets sold by Westpac to a Westpac Securitisation Trust remain on Westpac’s balance sheet for accounting purposes.

Securitisation in the management of Westpac’s credit portfolio

For risk mitigation using synthetic securitisation, the underlying assets remain on Westpac’s balance sheet for accounting purposes. The accounting treatment of the assets will depend on their nature. They could include loans and receivables, available for sale securities or derivatives. The most common form of synthetic securitisation is via a credit default swap, which is treated as a derivative and recognised in the profit and loss statement at fair value.

For investment in securitisation exposures, if the instrument includes a credit default swap, the exposure will be fair valued through the profit and loss statement. Other securitisation exposures will be fair valued through the balance sheet unless Westpac makes an election at the time of purchase to fair value through the profit and loss statement.

Provision of securitisation services including funding and management of conduit vehicles

Fee income from these services is recognised on an accrual basis. Liquidity and funding facilities are treated as commitments to provide finance, with fee and margin income recognised on an accrual basis. Warehouse and term funding facilities are treated as loans.

External credit assessment institutions (ECAIs) used for securitisations

The ECAIs that can be used by Westpac are Fitch, Moody’s and Standard & Poor’s.

6.	SECURITISATION	Pillar 3 Report March 2009

Table 9(d-e)

Total assets securitised & the amount of impaired/past due assets & losses

These tables describe the assets Westpac has securitised.

Securitisation of Westpac originated assets

	Total outstanding				Impaired assets		Total past due assets		ADI recognised losses
	exposures securitised				relating to		from exposures		from exposures
	Traditional		Synthetic		exposures securitised		securitised		securitised
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Underlying asset	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Residential mortgages	27,606	14,168	—	—	8	1	79	34	—	—
Credit cards	—	—	—	—	—	—	—	—	—	—
Auto & equipment finance	—	—	—	—	—	—	—	—	—	—
Business lending	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Securitisation - St.George	24,226	n/a	—	n/a	8	n/a	63	n/a	—	n/a
Total	51,832	14,168	—	—	16	1	142	34	—	—

Securitisation in the management of Westpac’s credit portfolio

	Total outstanding				Impaired assets		Total past due assets		ADI recognised losses
	exposures securitised				relating to		from exposures		from exposures
	Traditional		Synthetic		exposures securitised		securitised		securitised
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Underlying asset	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Residential mortgages	—	—	—	—	—	—	—	—	—	—
Credit cards	—	—	—	—	—	—	—	—	—	—
Auto & equipment finance	—	—	—	—	—	—	—	—	—	—
Business lending	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Securitisation - St.George	—	n/a	—	n/a	—	n/a	—	n/a	—	n/a
Total	—	—	—	—	—	—	—	—	—	—

6.	SECURITISATION	Pillar 3 Report March 2009

Provision of securitisation services including funding & management of conduit vehicles

	Total outstanding				Impaired assets		Total past due assets		ADI recognised losses
	exposures securitised				relating to		from exposures		from exposures
	Traditional		Synthetic		exposures securitised		securitised		securitised
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Basel asset class	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Standardised	2,540	2,521	—	—	—	—	—	—	—	—
Residential Mortgages	11,873	13,195	—	—	—	—	—	—	—	—
Other retail	2,816	3,141	—	—	—	—	—	—	—	—
Other	1,752	2,110	—	—	—	—	—	—	—	—
Securitisation - St.George	—	n/a	—	n/a	—	n/a	—	n/a	—	n/a
Total	18,981	20,967	—	—	—	—	—	—	—	—

Summary of total assets securitised & the amount of impaired/past due assets & losses

	Total outstanding				Impaired assets		Total past due assets		ADI recognised losses
	exposures securitised				relating to		from exposures		from exposures
	Traditional		Synthetic		exposures securitised		securitised		securitised
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Underlying securitisation type	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Securitisation of Westpac originated assets	51,832	14,168	—	—	16	1	142	34	—	—
Securitisation in the management of Westpac’s credit portfolio	—	—	—	—	—	—	—	—	—	—
Provision of securitisation services incl. funding & management of conduit vehicles	18,981	20,967	—	—	—	—	—	—	—	—
Total	70,813	35,135	—	—	16	1	142	34	—	—

6.	SECURITISATION	Pillar 3 Report March 2009

Table 9(f)

Aggregate amount of securitisation exposures, broken down by exposure type

This table describes Westpac’s credit risk exposure arising from its participation in the securitisation business.

					Provision of securitisation
			Securitisation in the		services incl. funding		St.George(1)
	Securitisation of Westpac		management of Westpac’s		& management of		securitisation		Total by
	originated assets		credit portfolio		conduit vehicles		vehicles		securitisation type
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
Securitisation exposure type	$m	$m	$m	$m	$m	$m	$m	$m	$m	$m
Liquidity facilities	71	91	—	—	5,273	6,397	275	n/a	5,619	6,488
Funding facilities	135	170	—	—	13,079	13,951	630	n/a	13,844	14,121
Underwriting facilities	—	—	—	—	—	—	—	n/a	—	—
Credit enhancements	—	—	—	—	294	413	3	n/a	297	413
Derivative transactions	12	10	—	—	—	—	247	n/a	259	10
Other	—	—	1,779	1,353	335	206	137	n/a	2,251	1,559
Total	218	271	1,779	1,353	18,981	20,967	1,292	n/a	22,270	22,591

(1) The St.George exposures are split between originated assets ($446m) and provision of securitisation services ($846m).

6.	SECURITISATION	Pillar 3 Report March 2009

Table 9(g)

Aggregate amount of securitisation exposures and the associated regulatory capital charges.

Securitisation of Westpac originated assets

	Regulatory exposure at default		Risk Weighted Assets		Total capital required(1)
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008
Risk weight band	$m	$m	$m	$m	$m	$m
Less than or equal to 10%	499	271	17	22	1	2
Greater than 10 - 20%	—	—	—	—	—	—
Greater than 20 - 30%	—	—	—	—	—	—
Greater than 30 - 50%	56	—	28	—	2	—
Greater than 50 - 75%	—	—	—	—	—	—
Greater than 75 - 100%	99	—	43	—	3	—
Greater than 100 - 250%	—	—	—	—	—	—
Greater than 250 - 425%	6	—	20	—	2	—
Greater than 425 - 650%	—	—	—	—	—	—
Greater than 650 - 1250%	4	—	61	—	5	—
Greater than or equal to 1250%	—	—	—	—	—	—
Total	664	271	169	22	13	2

Securitisation in the management of Westpac’s credit portfolio

	Regulatory
	exposure at default		Risk Weighted Assets		Total capital required(1)
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008
Risk weight band	$m	$m	$m	$m	$m	$m
Less than or equal to 10%	1,560	1,106	108	77	9	6
Greater than 10 - 20%	—	31	—	4	—	—
Greater than 20 - 30%	—	—	—	—	—	—
Greater than 30 - 50%	66	—	31	—	2	—
Greater than 50 - 75%	—	—	—	—	—	—
Greater than 75 - 100%	—	66	—	51	—	4
Greater than 100 - 250%	—	—	—	—	—	—
Greater than 250 - 425%	153	150	471	542	38	44
Greater than 425 - 650%	—	—	—	—	—	—
Greater than 650 - 1250%	—	—	—	—	—	—
Greater than or equal to 1250%	—	—	—	—	—	—
Total	1,779	1,353	610	674	49	54

(1) Total capital required is derived by multiplying Risk Weighted Assets by 8%.

6.	SECURITISATION	Pillar 3 Report March 2009

Provision of securitisation services including funding & management of conduit vehicles

	Regulatory
	exposure at default		Risk Weighted Assets		Total capital required(1)
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008
Risk weight band	$m	$m	$m	$m	$m	$m
Less than or equal to 10%	919	163	68	12	5	1
Greater than 10 - 20%	16,294	18,427	3,258	3,685	261	295
Greater than 20 - 30%	—	—	—	—	—	—
Greater than 30 - 50%	274	183	96	64	8	5
Greater than 50 - 75%	332	201	201	121	16	10
Greater than 75 - 100%	1,609	1,579	1,609	1,579	129	126
Greater than 100 - 250%	—	—	—	—	—	—
Greater than 250 - 425%	100	—	300	—	24	—
Greater than 425 - 650%	299	354	1,293	1,527	103	122
Greater than 650 - 1250%	—	—	—	—	—	—
Greater than or equal to 1250%	—	60	—	—	—	—
Total	19,827	20,967	6,825	6,988	546	559

Exposures deducted from capital

	Deductions from		Deductions from
	Tier 1 capital		Tier 2 capital
	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008
	$m	$m	$m	$m
Residential mortgages	25	36	19	30
Credit cards	—	—	—	—
Auto & equipment finance	—	—	—	—
Business lending	—	—	—	—
Other	—	—	—	—
Securitisation - St.George	186	n/a	146	n/a
Total	211	36	165	30

Included within Tier 1 deduction is $46m capitalised expenditure in accordance with APS 120.

Table 9(h) Securitisations subject to early amortisation treatment

There are no securitisations subject to early amortisation treatment.

Table 9(i) Securitisations subject to the Standardised approach

St.George securitisation exposures are subject to the Standardised approach. These exposures are incorporated in the previous tables, shown separately, to distinguish their exposures from the rest of the Group.

(1) Total capital required is derived by multiplying Risk Weighted Assets by 8%.

6.	SECURITISATION	Pillar 3 Report March 2009

Table 9(j)

Underlying exposures originated into a securitisation & the recognised gain or loss(1)

Recognised gain or
	Amount securitised		loss on sale
	for the 6 mth	for the 6 mth	for the 6 mth	for the 6 mth
	period ended	period ended	period ended	period ended
	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008
Recent securitisation activity	$m	$m	$m	$m
Residential mortgages	17,713	1,427	—	—
Credit cards	—	—	—	—
Auto & equipment finance	—	—	—	—
Business lending	—	—	—	—
Other	—	—	—	—
Securitisation - St.George(1)	—	n/a	—	n/a
Total	17,713	1,427	—	—

New facilities provided to securitisation schemes(1)

	Notional amount of new facilities provided
	Westpac		St.George		Total
	for the 6 mth	for the 12 mth	for the 6 mth	for the 12 mth	for the 6 mth	for the 12 mth
	period ended	period ended	period ended	period ended	period ended	period ended
	31 Mar	30 Sep	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008	2009	2008
New facilities provided	$m	$m	$m	$m	$m	$m
Liquidity facilities	189	8	—	n/a	189	8
Funding facilities	2,058	4,756	—	n/a	2,058	4,756
Underwriting facilities	—	—	—	n/a	—	—
Credit enhancements	—	—	—	n/a	—	—
Derivative transactions	17,520	—	—	n/a	17,520	—
Other	—	—	—	n/a	—	—
Total	19,767	4,764	—	n/a	19,767	4,764

(1) Westpac originated exposures and new facilities reported for the period from 1 October 2008 to 31 March 2009. St.George originated exposures and new facilities reported for the period from 18 November 2008 to 31 March 2009.

7.	MARKET RISK	Pillar 3 Report March 2009

Westpac’s exposure to market risk arises out of its Financial Markets and Group Treasury trading activities. This is quantified for regulatory capital purposes using both the Standardised and the internal models approach, details of which are provided below. The market risk in St.George is included in risk metrics and analysis below for both internal and regulatory purposes on an additive basis from 18 November 2008.

Table 10                             Market risk — disclosure for ADIs using the Standardised approach

Table 11                             Market risk — disclosure for ADIs using the internal models approach for trading portfolios

Approach

Trading activities are controlled by a Board—approved market risk framework that incorporates a Board—approved VaR limit. VaR is the primary mechanism for measuring and controlling market risk. Market risk is managed using VaR and structural risk limits (including volume limits and basis point value limits) in conjunction with scenario analysis and stress testing. Market risk limits are allocated to business management based upon business strategies and experience, in addition to market liquidity and concentration risks. All trades are marked to market daily, using independently sourced or reviewed rates. Rates that have limited independent sources are reviewed at least on a monthly basis.

Financial Markets’ trading activity represents dealings that encompass book running and distribution activity. The types of market risk arising from trading activity include interest rate, foreign exchange, commodity, equity price, credit spread and volatility risk.

Group Treasury’s trading activity represents dealings that include the management of interest rate, foreign exchange and credit spread risks associated with the wholesale funding task, liquid asset portfolios and foreign exchange repatriations.

VaR limits

Market risks arising from trading activities are primarily measured using an historical simulation based VaR methodology. Westpac estimates VaR as the potential loss in earnings from adverse market movements and is calculated over a 1-day time horizon at a 99% confidence level using a minimum of 1 year of historical rate data. The St.George Value at Risk (VaR) model is based upon a Monte Carlo approach using 2 years of time weighted historical data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio, including interest rates, foreign exchange rates, price changes, volatility, and the correlation among these variables.

The BRMC has approved an overall market risk VaR limit for trading activities. MARCO has approved separate VaR sub-limits for the trading activities of Financial Markets and Group Treasury.

Backtesting

Daily backtesting of VaR results is performed to ensure that model integrity is maintained. A review of both the potential profit and loss outcomes is also undertaken to monitor any skew created by the historical data.

Stress testing

Daily stress testing against pre—determined scenarios is carried out to analyse potential losses beyond the 99% confidence level. An escalation framework around selective stress tests is approved by MARCO.

Profit and loss notification framework

The BRMC has approved a profit and loss notification framework. Included in this framework are levels of escalation in accordance with the size of the profit or loss. Triggers are applied to both a 1—day and a rolling 20—day cumulative total.

Structure and organisation

A separate independent Market Risk Management unit is responsible for the daily measurement and monitoring of market risk exposures. This unit performs daily stress and scenario tests on the trading portfolios to quantify the impact of extreme or unexpected movements in market factors. Stress and scenario tests include historical market movements, tests defined by one of the market risk committees or management and independent scenarios developed by Westpac’s economics department.

Risk reporting

Daily monitoring of current exposure and limit utilisation is conducted independently by the Market Risk Management unit, which monitors market risk exposures against VaR and structural limits. Daily VaR position reports are produced by risk type, by product lines and by geographic region. These are supplemented by structural risk reporting, advice of profit and loss trigger levels and stress test escalation trigger points. Model accreditation has been granted by APRA for the use of an internal model for the determination of regulatory capital for the key classes of interest rate (general market), foreign exchange, commodity and equity (including specific risk) risks. Specific risk refers to the variations in individual security prices that cannot be explained by general market movements, and event and default risk. Interest rate specific risk (specific issuer risk) is calculated using the Standardised approach and is disclosed in Table 10(b).

7.	MARKET RISK	Pillar 3 Report March 2009

Risk mitigation

Market risk positions are managed by the trading desks consistent with delegated trading and product authorities. Risks are consolidated into portfolios based on product and risk type. Risk management is carried out by suitably qualified personnel with varying levels of seniority commensurate with the nature and scale of market risks under management.

The following controls allow monitoring by management:

•	trading authorities and responsibilities are clearly delineated at all levels to provide accountability;
•	a structured system of limits and reporting of exposures;
•	all new products and significant product variations undergo a rigorous approval process to ensure business risks have been identified prior to launch;
•	models that are used to determine risk or profit and loss for Westpac’s accounts are independently reviewed;
•

duties are segregated to ensure that employees involved in the origination, processing and valuation of transactions operate under separate reporting lines, minimising the opportunity for collusion; and

•	legal counsel approves documentation for compliance with relevant laws and regulations.

In addition, internal audit independently review compliance with policies, procedures and limits.

Segregation of duties is a significant feature of Westpac’s internal controls. Separation of persons executing transactions from those responsible for processing contracts, confirming transactions, settling transactions, approving the accounting methodology or entries and performing revaluations minimises opportunities for fraud.

Table 10(b)

Regulatory capital — specific issuer risk — Westpac Banking Group(1)

	31 Mar	30 Sep
	2009	2008
	$m	$m
Specific issuer risk	320	291

Regulatory capital — specific issuer risk — St.George Banking Group only

31 Mar
2009
$m
Specific issuer risk	6

Table 11(d)

VaR results — Westpac Banking Group(2)

	31 Mar	30 Sep
	2009	2008
	$m	$m
Interest rate risk	32.6	22.9
Foreign exchange risk	8.5	3.6
Equity risk	1.2	1.7
Commodity risk	6.1	2.1
Other market risks	23.0	18.7
Diversification benefit	(32.9)	(19.9)
Net market risk	38.5	29.1

VaR by risk type — Westpac Banking Group

	31 Mar 2009			30 Sep 2008
	High	Low	Avg	High	Low	Avg
	$m	$m	$m	$m	$m	$m
Interest rate risk	52.4	17.3	31.3	29.3	8.2	20.4
Foreign exchange risk	16.0	2.6	7.9	20.1	1.9	9.4
Equity risk	4.5	1.0	2.3	4.5	1.6	2.9
Commodity risk	6.1	1.0	2.8	4.1	1.2	2.5
Other market risks	48.2	17.3	28.2	30.2	7.8	17.8
Diversification benefit	n/a	n/a	(31.3)	n/a	n/a	(26.9)
Net market risk	56.5	28.2	41.2	38.3	19.1	26.0

(1)

The specific issuer risk number incorporates a benefit from taking into consideration the Australian Government Wholesale Funding Guarantee on corresponding debt instruments. As at 31 March 2009, the reduction in specific issuer risk from this benefit was $20.6m.

(2)	Exposure to movements in generic credit curves (‘credit spread risk’) and prepayment risk is included under “other market risks”.

7.	MARKET RISK	Pillar 3 Report March 2009

The Highs (Lows) by risk types will likely be determined by different days in the period. As such, the sum of these figures will not reflect the High (Low) net market risk, which reflects the highest (lowest) aggregate risk position in the period.

VaR results — St.George Banking Group only

31 Mar
2009
$m
Interest rate risk	1.5
Foreign exchange risk	0.4
Diversification benefit	(0.2)
Net market risk	1.7

VaR by risk type — St.George Banking Group only

	31 Mar 2009
	High	Low	Avg
	$m	$m	$m
Interest rate risk	2.4	0.8	1.4
Foreign exchange risk	0.6	0.1	0.3
Diversification benefit	n/a	n/a	(0.2)
Net market risk	2.6	0.8	1.5

Regulatory capital - general market risk (internal model) — Westpac Banking Group

	31 Mar	30 Sep
	2009	2008
	$m	$m
General market risk	320	234

Regulatory capital - general market risk (internal model) — St.George Banking Group only

31 Mar
2009
$m
General market risk	9

Market risk capital & Risk Weighted Assets — Westpac Banking Group

	31 Mar	30 Sep
	2009	2008
	$m	$m
Total capital required	640	525
Risk Weighted Assets(1)	8,003	6,559

Market risk capital & Risk Weighted Assets — St.George Banking Group only

31 Mar
2009
$m
Total capital required	15
Risk Weighted Assets(1)	190

(1) Risk Weighted Assets are derived by multiplying total regulatory capital by 12.5.

7.	MARKET RISK	Pillar 3 Report March 2009

Backtesting results — Westpac Banking Group

Comparison of actual profit and loss to VaR over the reporting period:

Each point on the graph represents 1 day’s trading profit or loss. This result is placed on the graph relative to the associated VaR utilisation. The downward sloping line represents the point where a loss is equal to VaR utilisation. Therefore any point below this line represents a back-test exception (ie where the loss is greater than the VaR).

8.	OPERATIONAL RISK	Pillar 3 Report March 2009

Operational risk is defined at Westpac as the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition includes legal and regulatory risk but excludes strategic and reputation risk. Westpac’s operational risk definition is aligned to APS 115 Capital Adequacy: Advanced Measurement Approaches to Operational Risk.

Table 12                             Operational risk

Approach

Westpac has been accredited to use the Advanced Measurement Approach (AMA) in accordance with APS 115. Westpac’s operational risk is measured and managed in accordance with the policies and processes defined in its Operational Risk Management framework.

Operational risk measurement and management

Westpac is extending its AMA to include St.George and aims to have it accredited by APRA to use AMA during 2010. Until accredited, regulatory capital for St.George is calculated using the Standardised approach in accordance with APS 114 Capital Adequacy: Standardised Approach to Operational Risk and regulatory capital for the Westpac Banking Group is calculated as the sum of regulatory capital for the Westpac and St.George ADIs.

Westpac’s Operational Risk Management Framework

Westpac’s Operational Risk Management Framework:

•                  Facilitates the identification, management and measurement of operational risks to enable Westpac to achieve its objectives;

•                  Identifies operational risk and compliance incidents early in order to minimise potential financial losses, reputational damage and shareholder, community, employee and regulatory impacts; and

•                  Calculates and allocates operational risk capital.

The key components of Westpac’s operational risk management framework are:

•                  Compliance: The framework defines principles, processes, controls and roles and responsibilities for meeting the Group’s obligations under the law based on  the regulatory standards governing Westpac as a financial services group.

•                  Data quality: the framework includes principles and processes for the integrity of operational risk data used to support management decision-making and calculate capital. The principles apply to the capture, transformation, storage, access, maintenance and reporting of operational risk data. Operational risk data is subject to independent validation on a regular basis.

•                  Governance: The governance structure provides clearly defined roles and responsibilities for overseeing and reviewing operational risk exposure and management. Westpac Group Operational Risk and Compliance Committee (OPCO) monitors operational risk profiles and the effectiveness of operational risk management practices.

•                  Incident management: The process of incident management involves identifying operational risk incidents, escalating them to appropriate levels of management, minimising any immediate impacts of the incidents, addressing the root causes and devising management actions to strengthen the control environment as required.

•                  Key Risk Indicators (KRIs): the framework defines requirements and processes for KRIs, which are quantitative indicators used by management to monitor the operational risk profile. KRIs assist the business to proactively understand their operational risk exposure and its relationship to the current business environment.

•                  Operational risk capital: operational risk regulatory and economic capital are calculated on a quarterly basis. Economic capital is used in performance measurement, planning and decision-making. The capital model is reviewed annually to re—assess the appropriateness of the model framework, methodology, assumptions and parameters in light of changes in the operational risk profile and industry developments.

•                  Risk and Control Assessments (RCAs): RCA is a forward-looking management tool for measuring Westpac’s operational risk profile by identifying and assessing operational risks and the adequacy of controls, with management action planning to manage risks that are outside of risk appetite.

•                  Scenario Analysis: Enterprise-wide extreme scenario analyses are used to assess the impacts of potential adverse events originating from the internal and external operational environment, assess the adequacy of controls and management preparedness, and formulate action plans as necessary.

Westpac ADI — AMA capital model overview

Westpac’s operational risk capital model includes both expected and unexpected losses arising from operational risk events.

Westpac’s operational risk capital is based on three data sources:

•                  Internal loss data: historical data on operational risk losses that have occurred at Westpac;

•                  External loss data: historical data on operational risk losses that have occurred at other financial institutions; and

•                  Risk and Control Assessment data and Scenario Analysis data

8.	OPERATIONAL RISK	Pillar 3 Report March 2009

Each of these data sources measures the internal and external operational risk profile, across the full spectrum of operational risk losses, from both historical and forward-looking perspectives.

Westpac’s AMA methodology is based on the Loss Distribution Approach. Capital is estimated by simulating distributions of operational risk losses for each data source. The final capital estimate is a weighted average of the capital calculated for each data source.

Expected loss offsets and risk mitigation: No adjustments or deductions are made to Westpac’s measurement of operational risk regulatory capital for the mitigating impacts of insurance or expected operational risk losses.

Operational risk capital & Risk Weighted Assets

	Risk Weighted	Total	Risk Weighted	Total	Risk Weighted
	Assets(1)	capital required	Assets(1)	capital required	Assets
	31 Mar	31 Mar	30 Sep	30 Sep	30 Sep 2008
	2009	2009	2008	2008	to 31 Mar 2009
	$m	$m	$m	$m	% Mov’t
Westpac Banking Group	13,344	1,067	13,641	1,091	(2)
St.George Banking Group	5,975	478	n/a	n/a	n/a
Total	19,319	1,545	13,641	1,091	42

(1) RISK WEIGHTED ASSETS ARE DERIVED BY MULTIPLYING TOTAL CAPITAL REQUIRED BY 12.5.

9.	EQUITIES	Pillar 3 Report March 2009

Equity risk is defined as the potential for financial loss arising from movements in equity values. The disclosures in this section refer to exposures to equities in Westpac’s banking group, including exposures to equity in St.George Bank. Equity exposures in wealth management subsidiaries are outside the scope of this report.

Table 13                             Equities — disclosures for banking book positions

Approach

Westpac has established a comprehensive set of policies defining the management of equity risk. These policies are reviewed and approved annually.

Structure and organisation

The BRMC approves any changes to the portfolio and transactional limits for Westpac’s direct equity investments. The BRMC also approves the Equity Risk Management framework.

Risk reporting

Westpac manages equity risk in two ways, Value at Risk (VaR) limits and investment limits.

A VaR limit (in conjunction with structural limits) is used to manage equity risk in the equity trading business in Financial Markets. This limit is a sub-limit of the BRMC approved VaR limit for Financial Markets trading activities.

Investment exposures are risk graded and captured within Westpac credit systems.

Risk mitigation

Westpac does not use formal financial instruments to mitigate our exposure to equities in the banking book.

Banking book positions

Equity underwriting and warehousing risk

As a financial intermediary Westpac underwrites listed and unlisted equities. Equity warehousing activities require the acquisition of assets in anticipation of refinancing through a combination of senior, mezzanine and capital market debt and listed, unlisted and privately placed equity.

Investment securities

Westpac undertakes, as part of the ordinary course of business, certain investments in strategic equity holdings and over time the nature of underlying investments will vary.

Measurement of equity securities

Equity securities that have a quoted market price are carried at their fair value. Fair value is determined based upon current bid prices. If a market for a financial asset is not active, fair value is determined based upon a valuation technique. This includes the use of recent arms length transactions, discounted cash flow analysis, option pricing models and other valuation techniques commonly used by market participants to price similar instruments. Where fair value is not determined based upon an actively traded market price, judgement is required to take into consideration the impact of liquidity, concentration, uncertainty of market factors, pricing assumptions and other risks affecting the specific instrument. In the event that the fair value of an unlisted security cannot be measured reliably, these investments are measured at cost.

Where the investment is held for long term strategic purposes, these investments are accounted for either as available for sale, with changes in fair value being recognised in equity, or at fair value through profit and loss.

Other related matters

•                  Book value will differ to fair value when instruments are equity accounted and carried at cost. There are currently no instruments for which book value and fair value differ.

•                  Fair value should not differ to the listed stock price. Should a listed stock price not be available, it is estimated using the techniques referred to above.

9.	EQUITIES	Pillar 3 Report March 2009

Tables 13(b-c) Book value(1)

	Listed		Unlisted
	31 Mar	30 Sep	31 Mar	30 Sep
	2009	2008	2009	2008
	$m	$m	$m	$m
Business services	37	65	54	40
Property	—	—	122	4
Finance & insurance	225	192	36	5
Construction	—	—	—	—
Mining	—	—	18	22
Total	262	257	230	71

For the periods reported fair value is equal to book value.

Tables 13(d-e) Gains/losses(2)

	For the	For the
	6 mth period	12 mth period
	ended	ended
	31 Mar	30 Sep
	2009	2008
	$m	$m
Cumulative realised gains (losses)	—	3
Total unrealised gains (losses)	(17)	6
Total latent revaluation gains (losses)	(10)	(3)
Any amounts included in Tier 1/Tier 2 capital	(22)	—

Table 13(f) Market based approach — simple risk-weight method

		Risk Weighted Assets
		31 Mar	30 Sep
	Risk weight	2009	2008
	%	$m	$m
Publicly traded (listed)	300	327	320
Private equities (unlisted)	400	718	284
Private equities — well diversified	400	—	—
Total Risk Weighted Assets		1,045	604

Excluded exposures
Grandfathered			n/a
Supervisory transition			n/a

(1)   The totals in this table do not correspond directly to the exposures reported in Table 13(f) as some equity investments exceed regulatory limits. The excess is deducted from regulatory capital.

(2)   Westpac gains/losses reported for the period from 1 October 2008 to 31 March 2009. St.George gains/losses reported for the period from 18 November 2008 to 31 March 2009.

10.	INTEREST RATE RISK IN THE BANKING BOOK	Pillar 3 Report March 2009

Interest Rate Risk in the Banking Book (IRRBB) is the risk to interest income arising from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities.

Table 14                             Interest rate risk in the banking book

Approach

The banking book activities that give rise to market risk include lending activities, balance sheet funding and capital management. Interest rate risk, currency risk and funding and liquidity risk are inherent in these activities. Group Treasury’s Asset & Liability Management (ALM) unit is responsible for managing market risk arising from Westpac’s banking book activity.

All material regions, business lines and legal entities are included in Westpac’s IRRBB framework. In particular, the IRRBB contained within the St.George balance sheet is included in risk metrics and analysis for internal management purposes but excluded from regulatory capital calculations. St.George VaR results are included as an add-on for the period 18 November 2008 to 30 January 2009.  From February 2009 onwards the St.George VaR is included on a diversified basis in the overall Westpac Group internal VaR data.

Asset and liability management

ALM manages the structural interest rate mismatch associated with the transfer priced balance sheet, including the investment of Westpac’s capital to its agreed benchmark duration. A key risk management objective is to help ensure the reasonable stability of Net Interest Income (NII) over time. These activities are performed under the direction of MARCO with oversight by the independent Market Risk Management unit.

Net Interest Income sensitivity

NII sensitivity is managed in terms of the net interest income—at—risk (NaR) modelled over a three year time horizon using a 99% confidence interval for movements in wholesale market interest rates. A simulation model is used to calculate Westpac’s potential NaR. The NII simulation framework combines the underlying statement of financial position data with assumptions about runoff and new business, expected repricing behaviour and changes in wholesale market interest rates. Simulations using a range of interest rate scenarios are used to provide a series of potential future NII outcomes. The interest rate scenarios modelled include those projected using historical market interest rate volatility as well as 100 and 200 basis point shifts up and down from current market yield curves. Additional stressed interest rate scenarios are also considered and modelled.

A comparison between the NII outcomes from these modelled scenarios indicates the sensitivity to interest rate changes. Both on and off-balance sheet instruments are then used to manage the interest rate risk.

NaR limit

The BRMC has approved a NaR limit. This limit is managed by the Group Treasurer and is expressed as a deviation from benchmark hedge levels over a one-year rolling time frame, at a 99% level of confidence. This limit is monitored by Market Risk Management.

VaR limit

The BRMC has also approved an overall VaR limit for ALM. This limit is managed by the Group Treasurer and monitored by Market Risk Management.

Structural foreign exchange rate risk

Structural foreign exchange rate risk results from the generation of foreign currency denominated earnings and from Westpac’s capital deployed in offshore branches and subsidiaries, where it is denominated in currencies other than Australian dollars. As exchange rates fluctuate the Australian dollar equivalent of offshore earnings and capital is subject to change, which could introduce significant variability to Westpac’s reported financial results. MARCO determines the appropriateness of foreign exchange earnings volatility, associated limits and the derivatives used to hedge the variability. The identification and management of structural foreign exchange risk is reported to MARCO monthly.

Risk reporting

Interest rate risk in the banking book risk measurement systems and personnel are centralised in Sydney. These include front office product systems, which capture all treasury funding and derivative transactions; the transfer pricing system, which captures all retail and other business transactions; non—traded VaR systems, which calculate Group Treasury VaR; and the NII system, which calculates NaR.

Daily monitoring of current exposure and limit utilisation is conducted independently by Market Risk Management, which monitors market risk exposures against VaR and NaR limits. Management reports detailing structural positions and VaR are produced and distributed daily for use by dealers and management across all stakeholder groups. Monthly and quarterly reports are produced for the senior management market risk forums of MARCO and BRMC respectively to ensure transparency of material market risks and issues.

10.	INTEREST RATE RISK IN THE BANKING BOOK	Pillar 3 Report March 2009

Risk mitigation

Market risk arising in the banking book stems from the ordinary course of banking activities, including structural interest rate risk (the mismatch between the duration of assets and liabilities) and capital management. Hedging Westpac’s exposure to interest rate risk is undertaken using derivatives. The hedge accounting strategy adopted utilises a combination of the cash flow, fair value and net investment hedge approaches. Some derivatives held for economic hedging purposes do not meet the criteria for hedge accounting as defined under AASB 139 and therefore are accounted for in the same way as derivatives held for trading.

The same controls used to monitor traded market risk allow for continuous monitoring by management.

Table 14(b)

Effect of sudden upward & downward movement in interest rates

	31 Mar 2009		30 Sep 2008
	200bp parallel	200bp parallel	200bp parallel	200bp parallel
	increase	decrease	increase	decrease
	$m	$m	$m	$m
AUD	32.8	(28.9)	22.0	(23.0)
NZD	(43.9)	46.6	1.1	(7.2)
USD	—	—	—	—
Total	(11.1)	17.7	23.1	(30.2)

VaR results for non-traded interest rate risk

	31 Mar	30 Sep
	2009	2008
	$m	$m
Spot end for period	9.9	3.1

VaR results

	For the 6 mths	For the 6 mths
	ended	ended
	31 Mar	30 Sep
	2009	2008
	$m	$m
High	16.9	9.8
Low	2.3	1.1
Average	7.1	3.8

Interest rate risk in the banking book regulatory capital & Risk Weighted Assets(5)

	31 Mar	30 Sep
	2009	2008
	$m	$m
Total capital required	203	331
Risk Weighted Assets(1)	2,538	4,135

(1) Risk Weighted Assets are derived by multiplying total regulatory capital by 12.5.

11.	LIQUIDITY RISK	Pillar 3 Report March 2009

Liquidity risk is the risk that the bank will be unable to fund increases in assets and meet obligations as they come due, without incurring unacceptable losses.

Approach

Group-wide liquidity management is the responsibility of the Group Treasurer under the oversight of the BRMC and MARCO.

Westpac Group Treasury is now responsible for liquidity risk management for St.George Bank. Liquidity modelling is performed for the Westpac Banking Group, Westpac New Zealand and for St.George Bank.

Key aspects of the liquidity management strategy are as follows:

Liquidity risk framework

The BRMC approves Westpac’s policies relating to liquidity risk management annually, including:

•                  modelling approach;

•                  scenarios covered;

•                  limit determination; and

•                  levels of liquid asset holdings.

Funding strategy

Group Treasury undertakes an annual review to ensure that the funding profile is consistent with expected market conditions and the balance sheet growth of customer deposits and loans. The funding strategy is approved by BRMC annually.

Contingency planning

Group Treasury maintains a Crisis Management Action Plan that details the broad actions that should be taken by Westpac in the event of a ‘funding crisis’. The report is reviewed and approved by MARCO and is aligned with the Group’s broader situation management procedures.

Minimum liquid asset holdings

Westpac holds a portfolio of high quality liquid assets as a buffer against unforeseen funding requirements. The BRMC annually approves liquid asset limits for the key geographies and entities within the Group.

Westpac complies with local regulatory liquidity requirements in Westpac’s offshore operations. A global concession has been granted by the United Kingdom regulatory body (the Financial Services Authority), which effectively oversees Westpac’s United Kingdom operations under APRA supervision.

Liquidity reporting

Daily monitoring of the liquidity risk position is conducted by the Group’s Market Risk Management, which monitors compliance with crisis funding, normal funding and liquid asset holding limits. The daily liquidity risk reports are circulated to, and reviewed by, Local Liquidity Managers, Market Risk Managers, the Head of Market Risk, the Global Head of Funding, the Deputy Group Treasurer, and other senior members of Group Treasury. Summary liquidity reports are submitted to MARCO and APRA monthly, and to BRMC quarterly.

APPENDIX 1 — Group entities	Pillar 3 Report March 2009

The following table is a listing of relevant Group entities and their respective classifications for accounting and regulatory consolidation purposes.

Group Entities as at 31 March 2009		Consolidated for regulatory requirements
Name	Consolidated for accounting requirements	Fully consolidated	Treated as a deduction	Neither consolidated nor deducted

BT Funds Management Limited	Yes		Yes
BT Finance & Investment Pty Limited	Yes		Yes
Oniston Pty Limited	Yes		Yes
BT Life Limited	Yes		Yes
BT Portfolio Services Limited	Yes		Yes
Magnitude Group Pty Limited	Yes		Yes
BT Funds Management No.2 Limited	Yes		Yes
BT Investment Management No.2 Limited	Yes		Yes
BT Funds Management (NZ) Limited	Yes		Yes
BT Investment Management No.3 Pty Limited	Yes		Yes
Hargrave Investments Pty Limited	Yes		Yes
Voyager Funds Management Pty Limited	Yes		Yes
Westpac Custodian Nominees Limited	Yes		Yes
Westpac Life NZ Limited	Yes		Yes
Westpac Nominees NZ Limited	Yes		Yes
Westpac Funds Management Limited	Yes		Yes
Westpac Superannuation Nominees NZ Limited	Yes		Yes
Westpac Airport Link Pty Limited	Yes		Yes
Westpac Airport Link Trust	Yes		Yes
Westpac Life Insurance Services Limited	Yes		Yes
Westpac General Insurance Services Limited	Yes		Yes
Westpac Securities Administration Limited	Yes		Yes
Westpac NZ Securitisation Holdings Limited	Yes			Yes
Westpac NZ Securitisation Limited	Yes			Yes
Westpac Investment Vehicle No.3 Pty Limited	Yes			Yes
Westpac Investment Vehicle No.4 Pty Limited	Yes			Yes
Westpac Equity Pty Limited	Yes		Yes
A.F.G. Insurances Limited	Yes		Yes
Westpac General Insurance Limited	Yes		Yes
Westpac Private Equity Pty Limited	Yes		Yes
Westpac Residential Property Trust	Yes		Yes
First Residential Property Trust	Yes		Yes
Hastings Forests Australia Pty Limited	Yes		Yes
Hastings Funds Management (UK) Limited	Yes		Yes
Hastings Funds Management (US) Inc.	Yes		Yes
Hastings Private Equity Fund IIA Pty Limited	Yes		Yes
Hastings Private Equity Fund IIB Pty Limited	Yes		Yes
Utilities of Australia International Pty Limited	Yes		Yes
TIF International 1 Pty Limited	Yes		Yes
Westpac Lenders Mortgage Insurance Limited	Yes		Yes
Westpac Securitisation Management Pty Limited	Yes		Yes
Hastings Funds Management Limited	Yes		Yes
Australian Infrastructure Fund International 1 Pty Limited	Yes		Yes
Hastings Forestry Investments Limited	Yes		Yes
Beech Trust	Yes			Yes
CMBS - Warehouse Trust	Yes			Yes
FAI No. 2 Trust	Yes			Yes

APPENDIX 1 — Group entities	Pillar 3 Report March 2009

Group Entities as at 31 March 2009		Consolidated for regulatory requirements
Name	Consolidated for accounting requirements	Fully consolidated	Treated as a deduction	Neither consolidated nor deducted

Gemini Trust	Yes			Yes
Jacaranda Trust	Yes			Yes
Jarrah Trust	Yes			Yes
Orion Trust	Yes			Yes
Phoenix Trust	Yes			Yes
Series 1997-4E WST Trust	Yes			Yes
Series 1999-1G WST Trust	Yes			Yes
Series 2002-1G WST Trust	Yes			Yes
The Series WST 2006-1D WST Trust	Yes			Yes
Series 2007-IG WST Trust	Yes			Yes
Acacia Securities Limited	Yes			Yes
Sydney Capital Corp Inc	Yes			Yes
The Series WST 2005-1G WST Trust	Yes			Yes
Waratah Receivables (NZ)	Yes			Yes
Waratah Receivables (AUS)	Yes			Yes
Waratah Securities Australia Limited	Yes			Yes
Wollemi Trust	Yes			Yes
Wollemi Trust 2005 - 1	Yes			Yes
WST Funding Trust	Yes			Yes
WST Warehouse Trust #1	Yes			Yes
WST-NZ Series WLIS #6 Trust	Yes			Yes
WST-NZ Warehouse Trust #1	Yes			Yes
BT Investment Management Limited	Yes		Yes
BT Investment Management (RE) Limited	Yes		Yes
Series 2007- IM WST Trust	Yes			Yes
Real Estate Investment Trust A	Yes		Yes
Westpac Real Estate Investment Trust I	Yes		Yes
Westpac Real Estate Investment Trust II	Yes		Yes
WEST BP Trust	Yes		Yes
WEST BP Holdco Pty Limited	Yes		Yes
WEST BP Pty Limited	Yes		Yes
Westpac Essential Services Pty Limited	Yes		Yes
Real Estate Investment Trust B	Yes		Yes
Boyd Cook Cove Finance Corporation Pty Limited	Yes		Yes
Westpac Cook Cove Trust I	Yes		Yes
Westpac Cook Cove Trust II	Yes		Yes
Athena Finance Pty Limited	Yes		Yes
Westpac Financial Services Limited	Yes		Yes
Hastings Advisers LLC	Yes		Yes
Hastings Development Fund Ltd	Yes		Yes
Westpac Asset Services Pty Ltd	Yes		Yes
Westpac Diversified Property Fund	Yes		Yes
North Ryde Office Trust	Yes		Yes
Uni No. 1 Office Trust	Yes		Yes
WOT Loan Note Pty Limited	Yes		Yes
Westpac Office Trust	Yes		Yes
WOT Holding Trust	Yes		Yes
WOW Office Trust	Yes		Yes

APPENDIX 1 — Group entities	Pillar 3 Report March 2009

Group Entities as at 31 March 2009		Consolidated for regulatory requirements
Name	Consolidated for accounting requirements	Fully consolidated	Treated as a deduction	Neither consolidated nor deducted

Castlereagh Trust	Yes			Yes
Hickory Trust	Yes			Yes
Series 2008-2M WST Trust	Yes
St.George Life Limited	Yes		Yes
Advance Asset Management Limited	Yes		Yes
Crusade CP Management Pty Limited	Yes		Yes
St.George Insurance Aust. Pty Limited	Yes		Yes
Crusade ABS Series 2008-1	Yes			Yes
Crusade ABS Series 2008-2	Yes			Yes
Crusade Trust 1 Of 2008	Yes			Yes
Crusade CP NO 1 PTY LIMITED	Yes			Yes
Crusade CP Trust 52 (Formally Trust 3)	Yes			Yes
Crusade CP Trust 53 (Formally Trust 5)	Yes			Yes
Crusade CP Trust 54 (Formally Trust 6)	Yes			Yes
Crusade CP Trust 55 (Formally Trust 9)	Yes			Yes
Crusade CP Trust 56 (Formally Trust 18)	Yes			Yes
Crusade CP Trust No. 57	Yes			Yes
Crusade CP Trust No. 58	Yes			Yes
Crusade CP Trust No. 60	Yes			Yes
Crusade CP Trust (NO33)	Yes			Yes
Crusade CP Trust (NO35)	Yes			Yes
Crusade CP Trust (N041)	Yes			Yes
Crusade CP Trust (N042)	Yes			Yes
Crusade CP Trust (N044)	Yes			Yes
Crusade CP Trust (N045)	Yes			Yes
Crusade CP Trust (N048)	Yes			Yes
Crusade CP Trust (N049)	Yes			Yes
Crusade CP Trust (N050)	Yes			Yes
Crusade Global Trust 1 OF 2006	Yes			Yes
Crusade Euro Trust 1E OF 2006	Yes			Yes
Crusade Global Trust 2 OF 2006	Yes			Yes
Crusade Global Trust 1 OF 2007	Yes			Yes
Crusade Euro Trust 1E OF 2007	Yes			Yes
Crusade Global Trust NO.1 OF 2002	Yes			Yes
Crusade Domestic Trust NO 1A OF 2002	Yes			Yes
Crusade Global Trust 1 OF 2003	Yes			Yes
Crusade Global Trust 2 OF 2003	Yes			Yes
Crusade Global Trust 1 OF 2004	Yes			Yes
Crusade Euro Trust 1E OF 2004	Yes			Yes
Crusade Global Trust 2 OF 2004	Yes			Yes
Crusade Global Trust 1 OF 2005	Yes			Yes
Crusade Trust 1A OF 2005	Yes			Yes
Crusade Global Trust 2 OF 2005	Yes			Yes
Crusade Management Limited	Yes		Yes
Asgard Wealth Solutions Limited	Yes		Yes
Asgard Capital Management Limited	Yes		Yes
Securitor Financial Group Limited	Yes		Yes
Pact Accountants Investment Group Pty Limited	Yes		Yes
Hitton Pty Limited	Yes		Yes

APPENDIX 2 — Capital structure	Pillar 3 Report March 2009

Table 2(a) Main features of all capital instruments

Residual Tier 1 Capital

Instrument	Issue date	Terms and conditions and main features	Innovative

Westpac SPS II	31 March 2009

Westpac issued 9,083,278 Westpac SPS II at face value of $100 each on 31 March 2009. Westpac SPS II are stapled securities, each consisting of a perpetual, unsecured, non-cumulative subordinated note issued by Westpac’s New York branch stapled to a preference share issued by Westpac. Westpac SPS II qualify as non-innovative residual Tier 1 capital of Westpac.

Westpac SPS II are expected to pay non-cumulative, floating rate quarterly distributions (30 September, 31 December, 31 March and 30 June), which are expected to be fully franked. The distribution rate on Westpac SPS II is calculated as the Australian 90 day bank bill rate plus the margin of 3.80% per annum, together multiplied by one minus the Australian corporate tax rate (30% at the time of issue). Westpac SPS II distributions are subject to a distribution payment test and distributions will not be paid if the Westpac directors determine not to pay a distribution, the distribution payment exceeds the distributable profits of Westpac, or APRA objects to the payment of the distribution.

Westpac SPS II distributions will consist of interest payment on the notes while the notes remain stapled to the preference shares. Following an assignment event, the notes will unstaple from the preference shares and holders will only hold preference shares. Dividends will then become payable on the preference shares if the preference shares have not been converted or redeemed.

An assignment event includes among others, a date selected by Westpac at its absolute discretion, the date preference shares are converted or redeemed, or where interest on the notes has not been paid in full.

On 30 September 2014, the initial mandatory conversion date, it is expected that the Westpac SPS II will be either converted into a variable number of Westpac ordinary shares (subject to a conversion discount) provided certain conversion conditions are satisfied, or transferred to a nominated party at the election of Westpac for cash equal to their face value. If the conversion conditions are not satisfied, Westpac SPS II may in certain circumstances be redeemed for their face value subject to APRA approval.

If Westpac SPS II are not converted, transferred or redeemed on 30 September 2014, they will remain on issue and may either be converted, transferred or redeemed at the next possible conversion date, subject to satisfaction of the conversion conditions. In certain other limited circumstances Westpac SPS II may be converted, transferred or redeemed, prior to 30 September 2014.

Westpac SPS II rank for payment in a winding up of Westpac ahead of ordinary shares and equally with equal ranking capital securities but are subordinated to claims of Westpac deposit holders and other senior creditors. Holders of Westpac SPS II are entitled to vote at a general meeting of Westpac in limited circumstances only.

No

Westpac SPS	30 July 2008

Westpac issued 10,362,670 Westpac SPS at face value of $100 each on 30 July 2008. Westpac SPS are stapled securities, each consisting of a perpetual, unsecured, non-cumulative subordinated note issued by Westpac’s New York branch stapled to a preference share issued by Westpac. Westpac SPS qualify as non-innovative residual Tier 1 capital of Westpac.

Westpac SPS are expected to pay non-cumulative, floating rate quarterly distributions (30 September, 31 December, 31 March and 30 June), which are expected to be fully franked. The distribution rate on Westpac SPS is calculated as the Australian 90 day bank bill rate plus the margin of 2.40% per annum, together multiplied by one minus the Australian corporate tax rate (30% at the time of issue). Westpac SPS distributions are subject to a distribution payment test and distributions will not be paid if the Westpac directors determine not to pay a distribution, the distribution payment exceeds the distributable profits of Westpac, or APRA objects to the payment of the distribution.

Westpac SPS distributions will consist of interest payment on the notes while the notes remain stapled to the preference shares. Following an assignment event, the notes will unstaple from the preference shares and holders will only hold preference shares. Dividends will then become payable on the preference shares if the preference shares have not been converted or redeemed.

An assignment event includes among others, a date selected by Westpac at its absolute discretion, the date preference shares are converted or redeemed, or where interest on the notes has not been paid in full.

On 26 September 2013, the initial mandatory conversion date, it is expected that the Westpac SPS will be either converted into a variable number of Westpac ordinary shares (subject to a conversion discount) provided certain conversion conditions are satisfied, or transferred to a nominated party at the election of Westpac for cash equal to their face value. If the conversion conditions are not satisfied, Westpac SPS may in certain circumstances be redeemed for their face value subject to APRA approval.

If Westpac SPS are not converted, transferred or redeemed on 26 September 2013, they will remain on issue and may either be converted, transferred or redeemed at the next possible conversion date, subject to satisfaction of the conversion conditions. In certain other limited circumstances Westpac SPS may be converted, transferred or redeemed, prior to 26 September 2013.

No

APPENDIX 2 — Capital structure	Pillar 3 Report March 2009

Instrument	Issue date	Terms and conditions and main features	Innovative

Westpac SPS (Cont’d)

Westpac SPS rank for payment in a winding up of Westpac ahead of ordinary shares and equally with equal ranking capital securities but are subordinated to claims of Westpac deposit holders and other senior creditors. Holders of Westpac SPS are entitled to vote at a general meeting of Westpac in limited circumstances only.

No

Trust Preferred Securities (2003 TPS)	13 August 2003

A wholly owned entity, Westpac Capital Trust III (Capital Trust III), issued 750,000 2003 TPS in the USA at US$1,000 each on 13 August 2003, with non-cumulative semi-annual distributions (31 March and 30 September) in arrear at the annual rate of 5.819% up to but excluding 30 September 2013. From, and including, 30 September 2013 the 2003 TPS will pay non-cumulative quarterly distributions (31 December, 31 March, 30 June and 30 September) in arrear at a floating rate of LIBOR plus 2.05% per year. Capital Trust III has also issued common securities with a total price of US$1,000 to Westpac Capital Holdings Inc.

The proceeds from the issue of 2003 TPS were ultimately invested in convertible debentures issued by Westpac NZ Branch. The distributions on the 2003 TPS are ultimately sourced from interest paid by Westpac NZ Branch on the convertible debentures. Distributions are subject to Westpac having sufficient distributable profits or in certain circumstances, subject to APRA approval.

The convertible debentures are unsecured, junior subordinated obligations of Westpac and will rank subordinate and junior in right of payment of principal and distributions to Westpac’s obligations to its depositors and creditors.

The convertible debentures have no stated maturity, but will automatically convert into ADRs each representing 40 Westpac preference shares on 30 September 2053, or earlier in the event that a distribution is not made or certain other events occur. The 2003 TPS will then be redeemed for ADRs. The dividend payment dates and distribution rates on Westpac preference shares will be the same as those otherwise applicable to the 2003 TPS.

With the prior written consent of APRA, if required, Westpac may elect to redeem the convertible debentures for cash before 30 September 2013 in whole upon the occurrence of certain specific events, and in whole or in part on any distribution date on or after 30 September 2013. The proceeds received by Funding Trust III from the redemption of the convertible debentures must be used to redeem the Funding 2003 TPS and ultimately the 2003 TPS.

The holders of the convertible debentures, Funding 2003 TPS and 2003 TPS do not have an option to require redemption of these instruments.

Yes

Trust Preferred Securities (2004 TPS)	5 April 2004

A wholly owned entity Westpac Capital Trust IV (Capital Trust IV) issued 525,000 2004 TPS in the United States of America (USA) at US$1,000 each on 5 April 2004, with non-cumulative semi-annual distributions (31 March and 30 September) in arrear at the annual rate of 5.256% up to but excluding 31 March 2016. From, and including 31 March 2016 the 2004 TPS will pay non-cumulative quarterly distributions (30 June, 30 September, 31 December and 31 March) in arrear at a floating rate equal to London Inter-Bank Offered Rate (LIBOR) plus 1.7675% per year.

The proceeds from the issue of 2004 TPS were ultimately invested in convertible debentures issued by Westpac NZ Branch. The distributions on the 2004 TPS are ultimately sourced from interest paid by Westpac NZ branch on the convertible debentures. Distributions are subject to Westpac having sufficient distributable profits or in certain circumstances, to APRA approval.

The convertible debentures are unsecured, junior subordinate obligations of Westpac and will rank subordinate and junior in right of payment of principal and distributions to Westpac’s obligations to its depositors and creditors.

The convertible debentures have no stated maturity, but will automatically convert into American Depositary Receipts (ADRs) each representing 40 Westpac preference shares on 31 March 2053, or earlier in the event that a distribution is not made or certain other events occur. The 2004 TPS will then be redeemed for ADRs. The holders of the ADRs will, in certain circumstances, have the right to convert their Westpac preference shares into a variable number of Westpac ordinary shares on 31 March 2054 by giving notice to Westpac.

With the prior written consent of APRA, if required, Westpac may elect to redeem the convertible debentures for cash before 31 March 2016 in whole upon the occurrence of certain specific events, and in whole or in part on any distribution date on or after 31 March 2016. The proceeds received by Funding Trust IV from the redemption of the convertible debentures must be used to redeem the 2004 Funding TPS and ultimately the 2004 TPS.

The holders of the convertible debentures, 2004 Funding TPS and 2004 TPS, do not have an option to require redemption of these instruments.

Yes

APPENDIX 2 — Capital structure	Pillar 3 Report March 2009

Instrument	Issue date	Terms and conditions and main features	Innovative

Trust Preferred Securities (2006 TPS)	21 June 2006

A Westpac controlled entity, Westpac TPS Trust, issued 7,627,375 2006 TPS in Australia at $100 each on 21 June 2006. The 2006 TPS are preferred units in the Westpac TPS Trust, with non-cumulative floating rate distributions which are expected to be fully franked. The Westpac TPS Trust is a registered managed investment scheme and the Westpac TPS are listed on the Australian Securities Exchange. The proceeds from the issue of Westpac TPS were invested in convertible notes (‘the notes’) issued by Westpac.

The 2006 TPS are scheduled to pay quarterly distributions (30 September, 31 December, 31 March and 30 June) in arrear, subject to certain conditions being satisfied. The distribution rate on 2006 TPS, until 30 June 2016 (the step-up date), is calculated as the Australian bank bill rate plus 1% per annum (the initial margin) multiplied by one minus the Australian corporate tax rate (30% at the time of issue). After the step-up date, the initial margin will increase by a one time step-up of 1% per annum.

Distributions on the 2006 TPS will only be made if Westpac pays interest on the notes and certain other conditions are satisfied, including the interest on the notes not exceeding the distributable profits of the Westpac Group and APRA not otherwise objecting to the payment.

The notes are unsecured obligations of Westpac and rank subordinate and junior in right of payment of principal and interest to Westpac’s obligations to depositors and creditors, other than subordinated creditors holding subordinated indebtedness that is stated to rank equally with, or junior to, the notes.

Westpac can require holders to exchange each of their 2006 TPS for $100 cash (subject to any required APRA approval) or a variable number of Westpac ordinary shares on the step-up date or any distribution payment date after the step-up date, or in certain other limited circumstances. If Westpac elects to initiate redemption of 2006 TPS for cash or conversion into a variable number of ordinary shares, Westpac must also redeem or convert the notes in a corresponding manner.

The 2006 TPS will automatically exchange into Westpac preference shares if the 2006 TPS are still on issue on 30 September 2055 or in certain other limited circumstances. On exchange, all 2006 TPS on issue will exchange into preference shares directly issued by Westpac and the notes and the 2006 TPS will be redeemed simultaneously. 2006 TPS holders will receive one preference share for each 2006 TPS.

Yes

Upper Tier 2 Capital

Instrument	Issue date	Terms and conditions and main features

Subordinated undated capital notes	30 September 2002

These notes have no final maturity but may, subject to the approval of APRA and subject to certain other conditions, be redeemed at par at the option of Westpac. The rights of the noteholders and couponholders are subordinated to the claims of all creditors (including depositors) of Westpac other than those creditors whose claims against Westpac are expressed to rank equally with or after the claims of the noteholders and couponholders. Interest is cumulative and is payable on the notes semi-annually, subject to Westpac being solvent immediately after making the payment and having paid any dividend on any class of share capital of Westpac within the prior 12 month period.

Lower Tier 2 Capital

Instrument	Issue date	Terms and conditions and main features

Eligible subordinated bonds, notes and debentures	25 August 2000	SGD 100million subordinated bonds due 2010. These bonds pay a fixed rate coupon of 5.25%.

4 February 2005

AUD 600 million subordinated bonds due 2015. $250 million of these bonds pay a fixed rate coupon of 6% and the remaining $350 million pays floating rate coupon. These bonds can be redeemed on 4 February 2010, or any quarterly interest payment date thereafter. If the notes are not called on 4 February 2010, they will continue until maturity on a floating rate.

16 November 2005

AUD 625 million subordinated bonds due 2015. $250 million of these bonds pay a fixed rate coupon of 6% and the remaining $375 million pays floating rate coupon. These bonds can be redeemed on 16 November 2010, or any interest payment date thereafter. If the notes are not called on 16 November 2010, they will continue until maturity on a floating rate.

	26 May 2005	EUR 350 million subordinated bonds due 2015. These bonds pay a floating rate coupon. They can be redeemed on 25 November 2010, or any quarterly interest payment date thereafter.

	15 December 2005	USD 75 million subordinated bonds due 2015. These bonds pay a fixed rate coupon of 5%.

	17 February 2005	USD 150 million subordinated bonds due 2015. These bonds pay a floating rate coupon. They can be redeemed on 17 February 2010, or any quarterly interest payment date thereafter.

	20 October 2006	USD 300 million subordinated bonds due 2016. These bonds pay a floating rate coupon. They can be redeemed on 20 October 2011 or any quarterly interest payment due thereafter.

APPENDIX 2 — Capital structure	Pillar 3 Report March 2009

Lower Tier 2 Capital

Instrument	Issue date	Terms and conditions and main features

24 January 2007

AUD 1,000 million subordinated bonds due 2017. $250 million of these bonds pay a fixed rate coupon of 6.50% and the remaining $750 million pays floating rate coupon. These bonds can be redeemed on 25 May 2012, or any quarterly interest payment date thereafter. If the notes are not called on 25 May 2012, they will continue until maturity on a floating rate.

25 May 2007

AUD 600 million subordinated bonds due 2017. $150 million of these bonds pay a fixed rate coupon of 6.75% and the remaining $450 million pays floating rate coupon. These bonds can be redeemed on 25 May 2012, or any quarterly interest payment date thereafter. If the notes are not called on 25 May 2012, they will continue until maturity on a floating rate.

	27 July 2007	USD 250 million subordinated bonds due 2017. These bonds pay a floating rate coupon. They can be redeemed on 27 July 2012, or any quarterly interest payment date thereafter.

	21 May 2003	USD 350 million subordinated bonds due 2018. These bonds pay a fixed rate coupon of 4.625%.

28 October 2002

GBP 200 million subordinated bonds due 2018. These bonds pay a coupon of 5.875% until 29 April 2013. From 29 April 2013 until maturity the bonds pay a floating rate coupon. These bonds can be redeemed on 29 April 2013, or any quarterly interest payment date thereafter.

9 April 2008

AUD 160 million subordinated bonds due 2018. $125 million of these bonds pay a fixed rate coupon of 9.25% and the remaining $35 million pays floating rate coupon. These bonds can be redeemed on 9 April 2013, or any quarterly interest payment date thereafter. If the fixed rate notes are not called on 9 April 2013, they will continue until maturity on a floating rate.

	9 April 2008	AUD 500 million subordinated bonds due 2018. These bonds pay a floating rate coupon. They can be redeemed on 9 April 2013 or any quarterly interest payment due thereafter.

Lower Tier 2 Capital — St.George Banking Group

Instrument	Issue date	Terms and conditions and main features

Subordinated debt	20 June 2007	AUD 200 million floating rate notes due 2017. These bonds can be redeemed on 20 June 2012.

	9 May 2008	AUD 590 million fixed rate notes due 2013. These bonds pay a fixed rate coupon of 10%.

	9 May 2008	AUD 35 million fixed rate notes due 2013. These bonds pay a fixed rate coupon of 10%.

	9 May 2008	AUD 110 million floating rate notes due 2013.

	9 May 2008	AUD 15 million floating rate notes due 2013.

	26 July 2006	AUD 225 million floating rate notes due 2016. These bonds can be redeemed on 26th July 2011. These bonds pays a fixed rate coupon o 6.5%

	26 July 2006	AUD 75 million floating rate notes due 2016. These bonds can be redeemed on 26th July 2011.

	16 Oct 2003	USD 400 million fixed rate notes due 2015. These bonds pays a fixed rate coupon of 5.3%.

	18 Mar 2005	EUR 250 million floating rate notes due 2015. These bonds can be redeemed on 18 March 2010.

	23 April 2007	CAD 250 million fixed rate notes due 2017. These bonds can be redeemed on 23rd April 2012. These bonds pay a fixed rate coupon of 4.65%.

GLOSSARY	Pillar 3 Report March 2009

Glossary of definitions and abbreviations

Abbreviation	Term	Explanation

AASB 139	Australian Accounting Standards AASB Financial Instruments: Recognition and Measurement

ADI	Authorised deposit taking institution	ADIs are corporations that are authorised under the Banking Act 1959 (Cth) to carry on banking business in Australia.

ADR	American depositary receipt

ALM	Asset and liability management

AMA	Advanced measurement approach	The capital requirement using the AMA is based on a bank’s internal operational risk systems, which must both measure and manage operational risk.

ANZSIC	Australian and New Zealand Standard Industrial Classification	A code used by the Australian Bureau of Statistics and Statistics New Zealand for classifying businesses.

APRA	Australian Prudential Regulation Authority

APS 112	APS 112 Capital Adequacy: Standardised Approach to Credit Risk

APS 113	APS 113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk

APS 114	APS 114 Capital Adequacy: Standardised Approach to Operational Risk

APS 115	APS 115 Capital Adequacy: Advanced Measurement Approaches to Operational Risk

APS 120	APS 120 Securitisation

APS 222	APS 222 Associations with Related Entities

APS 330	APS 330 Capital Adequacy: Public Disclosure of Prudential Information

BRMC	Board Risk Management Committee	The BRMC oversees the risk profile and approves risk management framework within the context of the Risk-Reward strategy determined by the Board.

CAPs	Collectively assessed provisions

CCF	Credit Conversion Factor

CRG	Customer risk grade

CREDCO	Westpac Group Credit Risk Committee

Double default rules

Double default rules refers to the rules governing the circumstances when capital can be reduced because a particular obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and loss will only occur if both obligor and counterparty default.

EAD	Exposure at default	EAD represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default.

ECAI	External Credit Assessment Institution

ECAI is an external institution recognised by APRA (directly or indirectly) to provide credit assessment in determining the risk-weights on financial institutions’ rated credit exposures (including securitisation exposures).

EFE	Expected Future Exposure

ELE	Extended licensed entity	An Extended Licensed Entity (ELE) comprises an ADI and any subsidiaries of the ADI that have been approved by APRA as being part of a single ‘stand-alone’ entity.

FM	Financial Markets

GLOSSARY	Pillar 3 Report March 2009

Abbreviation	Term	Explanation

GRRC	Westpac Group Risk-Reward Committee

IAA	Internal assessment approach

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The internal assessment approach, a more complex approach, and subject to approval from APRA for use, may be used when there is an inability to use either the Ratings-Based Approach (no external rating available) or the supervisory formula approach.

IAPs	Individually assessed provisions

ICAAP	Internal Capital Adequacy Assessment Process

IFRS	International Financial Reporting Standard	Reporting standards and interpretations adopted worldwide, which have been adopted by Westpac.

Independent		In the context of Westpac’s credit risk control units, the term “independent” has the meaning given to it in APS 113.

IRB Advanced IRB	Internal Ratings-Based Approach

These approaches allow banks to use internal estimates of the risks of their loans as inputs into the determination of the amount of capital needed to support the organisation. In the Advanced IRB approach, banks must supply their own estimates for all 3 credit parameters.

IRRBB	Interest rate risk in the banking book

The majority of Westpac’s balance sheet is accrual accounted (i.e. non–traded), referred to as the banking book. Cash flow mismatches exist within the banking book due to structural reasons (e.g. shareholder capital and low/non–interest bearing deposits) and risk positioning. The net interest income at risk that results from the banking book cash flow mismatches is hedged by Group Treasury under MARCO delegation and within Board approved limits. The economic value (present value) of the banking book is also exposed to a change in interest rates. Although the banking book is accrual accounted and economic value changes do not flow instantly to the profit and loss, if the balance sheet is severely stressed at a time of adverse interest rate market changes, any economic value losses may be forced to the profit and loss, therefore eroding part of the bank’s capital base. APRA is defining IRRBB as the capital required to protect from such a scenario.

ISDA	International Swaps and Derivatives Association

KRIs	Key risk indicators

LGD	Loss given default

The LGD represents an estimate of the expected severity of a loss to Westpac should a customer default occur during a severe economic downturn. Westpac assigns LGD to each credit facility, assuming an event of default has occurred and taking into account a conservative estimate of the net realisable value of assets to which Westpac has recourse and over which it has security. LGDs also reflect the seniority of exposure in the customer’s capital and debt structure.

LIBOR	London Inter-Bank Offered Rate	The rate of interest at which banks borrow funds from each other, in marketable size, in the London inter-bank market and forms a widely used reference rate for short term interest rates.

MARCO	Westpac Group Market Risk Committee	Leads the optimisation of market risk-reward within Westpac’s traded and non-traded activities and oversees the development of Westpac’s market risk framework and policies.

	Monte Carlo simulation	A method of random sampling to achieve numerical solutions to mathematical problems.

NaR	Net interest income at risk	BRMC approved limit expressed as a deviation from benchmark hedge level over a 1-year time frame, at a 99% confidence level.

NII	Net interest income

Off-balance sheet exposure

Credit exposures arising from facilities that are not recorded on Westpac’s balance sheet (under accounting methodology). Undrawn commitments and the expected future exposure calculated for Westpac’s derivative products are included in off-balance sheet exposure.

	On balance sheet exposure	Credit exposures arising from facilities that are recorded on Westpac’s balance sheet (under accounting methodology).

OPCO	Westpac Group Operational Risk & Compliance Committee

PD	Probability of default	The PD is a through-the-cycle assessment of the likelihood of a customer defaulting on its financial obligations within one year. Westpac reflects its PD estimate in a customer’s risk grade (CRG).

GLOSSARY	Pillar 3 Report March 2009

Abbreviation	Term	Explanation

	Pre-settlement risk	Potential future exposure on foreign exchange, interest rate and other derivative contracts.

RBA	Ratings-Based Approach

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The Ratings-Based Approach relies on the number of assets in the transaction and the external credit rating of the tranche to determining a regulatory risk-weight.

RBNZ	Reserve Bank New Zealand

RCAs	Risk and Control Assessments

RCA is a forward-looking management tool for measuring Westpac’s operational risk profile by identifying and assessing operational risks and the adequacy of controls, with management action planning to manage risks that are outside of risk appetite.

RWA	Risk Weighted Assets	The sum of all credit exposures multiplied by their Basel risk-weight.

S&P	Standard & Poor’s

SF	Supervisory formula

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The supervisory formula is used when the Ratings-Based Approach is unable to be used.

SPS	Stapled preferred securities

SPV	Special purpose vehicle

	Stress testing	Testing of the impact of extreme market movements on the value of a portfolio.

Substitution Approach

Substitutions refers to the rules governing the circumstances when capital can be reduced because an obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and the counterparty’s PD is used in place of the obligors PD.

	Tier 1 capital	Comprises the capital elements which fully satisfy all of APRA’s essential criteria. The key components of the gross Tier 1 capital are shareholders’ funds and hybrid equity.

	Tier 2 capital	Includes other elements, which to varying degrees, fall short of the quality of Tier 1 capital but still contribute to the overall strength of an entity as a going concern.

TPS	Trust preferred securities

Trading book

Trading book activity represents dealings that encompass book running and distribution activity. The types of market risk arising from trading activity include interest rate risk, foreign exchange risk, commodity risk, equity price risk, credit spread risk and volatility risk. Financial Markets and Group Treasury are responsible for managing market risk arising from Westpac’s trading activity.

VaR	Value at risk

VaR is the potential loss in earnings from adverse market movements and is calculated over a one-day time horizon at a 99% confidence level using a minimum of one year of historical rate data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio, including interest rates, foreign exchange rates, price changes, volatility, and the correlation among these variables.

WST	Westpac Securitisation Trust program

Disclosure regarding forward-looking statements	Pillar 3 Report March 2009

This report contains statements that constitute “forward-looking statements” or statements about “future matters” within the meaning of section 728(2) of the Corporations Act 2001 and/or “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements regarding our intent, belief or current expectations with respect to Westpac’s business and operations, market conditions, results of operations and financial condition, capital adequacy, specific provisions and risk management practices. We use words such as ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘will’, ‘risk’ or other similar words to identify forward-looking statements. These forward-looking statements have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us and are subject to risks and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those Westpac expects, depending on the outcome of various factors, including, but not limited to those described in the section entitled “Principal risks and uncertainties” in Westpac’s Interim Financial Report for the six months ended 31 March 2009 and in the sections entitled “Competition” and “Risk management” in Westpac’s 2008 Annual Report available at www.westpac.com.au/investorcentre. Westpac is under no obligation, and does not intend, to update any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, after the date of this report.

Currency of presentation and certain definitions

In this report, unless otherwise stated or the context otherwise requires, references to ‘dollar amounts’, ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars.

Any discrepancies between totals and sums of components in tables contained in this report are due to rounding.